Filed Pursuant to Rule 424(b)(7)
Registration Statement No. 333-140272

CALCULATION OF REGISTRATION FEE

Title of class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Class A Common Stock, par value $0.001 per share	55,417	$24.82	$1,375,449.94	$76.75

(1) Based on the average of the high and low sales price on April 21, 2009 on the Nasdaq Global Select Market pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(2) Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 29, 2007)

55,417 Shares

Class A Common Stock

This prospectus supplement relates to the offer and sale of 55,417 shares of class A common stock of SunPower Corporation by the selling stockholders listed under the heading “Selling Stockholders.” These shares were delivered to the selling stockholders on April 14, 2009 in a private transaction as described herein under the heading “Summary of the Underlying Transaction.”

Our class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SPWRA.” The last reported sales price of our class A common stock as reported on the Nasdaq on April 22, 2009 was $27.30 per share.

We will not receive any proceeds from the sale by the selling stockholders of shares of our class A common stock.  We are not issuing or selling any shares of our class A common stock pursuant to this prospectus supplement.  Instead, we are filing this prospectus supplement to satisfy a contractual obligation to the selling stockholders, who acquired the 55,417 shares of our class A common stock in connection with SunPower's acquisition of Tilt Solar, LLC on April 14, 2009.

The selling stockholders identified in this prospectus supplement or their successors, including their transferees, pledgees or donees or their successors, may offer the shares from time to time through public or private transactions at market prices prevailing at the time of sale, at a fixed or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. The timing and amount of any sale is within the sole discretion of the selling stockholders, subject to certain restrictions. See “Plan of Distribution” on page S-5 of this prospectus supplement.

Investing in the shares involves risks. See “Risk Factors” on page S-1 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated April 23, 2009.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. No one is authorized to provide you with different information.

The selling stockholders are not making an offer of the shares of class A common stock covered by this prospectus supplement in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the date of any documents incorporated by reference herein

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ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about the class A common stock in two separate documents: (1) this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus; and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the class A common stock being offered by this prospectus supplement. To the extent information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in “Where You Can Find More Information” on page S-8 of this prospectus supplement and page 67 of the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless the context requires otherwise, references to “SunPower,” “we,” “our,” or “us” in this prospectus supplement refer to SunPower Corporation, a Delaware corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that do not represent historical facts. We use words such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar expressions to identify forward-looking statements. Forward-looking statements contained or incorporated by reference in this prospectus supplement include, but are not limited to, our plans and expectations regarding our ability to obtain financing, future financial results, operating results, business strategies, projected costs, products, competitive positions, management’s plans and objectives for future operations, and industry trends. These forward-looking statements are based on information available to us as of the date of this prospectus supplement or the date of the documents incorporated by reference, as the case may be, and expectations, forecasts and assumptions as of such dates and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. Please see “Risk Factors” on page S-1 of this prospectus supplement and on page 4 of the accompanying prospectus and the other cautionary statements included in this prospectus supplement, in the accompanying prospectus and in our other filings with the Securities and Exchange Commission for additional information on risks and uncertainties that could cause actual results to differ. These forward-looking statements speak only as of the date that they are made and should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaim any responsibility to, update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in the class A common stock involves risks, including the risks described below that are specific to the shares of class A common stock and those that could affect us and our business. You should not purchase shares of our class A common stock unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any shares of our class A common stock, you should consider carefully the risks and other information in this prospectus supplement and the accompanying prospectus and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus—including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 28, 2008 —and in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus after the date of this prospectus supplement.

Risks Relating to the Offering

Conversion of our outstanding debentures or future substantial issuances or dispositions of our class A or class B common stock or other securities, could dilute ownership and earnings per share or cause the market price of our stock to decrease.

To the extent we issue class A common stock upon conversion of debentures, the conversion of some or all of such debentures will dilute the ownership interests of existing stockholders, including holders who had previously converted their debentures. Any sales in the public market of the class A and class B common stock issuable upon such conversion could adversely affect prevailing market prices of our class A and class B common stock. Sales of our class A or class B common stock in the public market or sales of any of our other securities could dilute ownership and earnings per share, and even the perception that such sales could occur and could cause the market prices of our class A and class B common stock to decline. In addition, the existence of our outstanding debentures may encourage short selling of our common stock by market participants who expect that the conversion of the debentures could depress the prices of our class A and class B common stock.  The market price of our class A common stock could also decline as a result of sales of shares of our class A common stock made after this offering or the perception that such sales could occur.

Approximately 4.7 million shares of class A common stock were lent to underwriters of our debenture offerings, including approximately 2.9 million shares lent to Lehman Brothers International (Europe) Limited, or LBIE, and approximately 1.8 million shares lent to Credit Suisse International, or CSI. Such shares were lent to facilitate later hedging arrangements of future purchases for debentures in the after-market. Shares still held by CSI may be freely sold into the market at any time, and such sales could depress our stock price. In addition, any hedging activity facilitated by our debenture underwriters would involve short sales or privately negotiated derivatives transactions. Due to the September 15, 2008 bankruptcy filing of Lehman Brothers and commencement of administrative proceedings for LBIE in the U.K., we recorded the shares lent to LBIE as issued and outstanding as of September 15, 2008, for the purpose of computing and reporting basic and diluted earnings per share. If Credit Suisse Securities (USA) LLC or its affiliates, including CSI, were to file bankruptcy or commence similar administrative, liquidating, restructuring or other proceedings, we may have to consider approximately 1.8 million shares lent to CSI as issued and outstanding for purposes of calculating earnings per share which would further dilute our earnings per share. These or other similar transactions could further negatively affect our stock price.

The price of our class A common stock may fluctuate significantly.

Our class A and class B common stock has a limited trading history in the public markets, and during that period has experienced extreme price and volume fluctuations. The trading price of our class A and class B common stock could be subject to wide fluctuations due to the factors discussed in this risk factors section. In addition, the stock market in general, and The Nasdaq Global Select Market and the securities of technology companies and solar companies in particular, have experienced severe price and volume fluctuations. These trading prices and valuations, including our own market valuation and those of companies in our industry generally, may not be sustainable. These broad market and industry factors may decrease the market price of our class A and class B common stock, regardless of our actual operating performance.

The difference in the voting rights and liquidity could result in different market values for shares of our class A and our class B common stock.

The rights of class A and class B common stock are substantially similar, except with respect to voting. The class B common stock is entitled to eight votes per share and the class A common stock is entitled to one vote per share. Additionally, our restated certificate of incorporation imposed certain limitations on the rights of holders of class B common stock to vote the full number of their shares. The difference in the voting rights of our class A and class B common stock could reduce the value of our class A common stock to the extent that any investor or potential future purchaser of our class A common stock ascribes value to the right of our class B common stock to eight votes per share. In addition, the lack of a long trading history and lower trading volume of the class B common stock, compared to the class A common stock, could result in lower trading prices for the class B common stock.

Delaware law and our certificate of incorporation and bylaws contain anti-takeover provisions, our outstanding debentures provide for a right to convert upon certain events, and our board of directors entered into a rights agreement and declared a rights dividend, any of which could delay or discourage takeover attempts that stockholders may consider favorable.

Provisions in our restated certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

•  the right of the board of directors to elect a director to fill a vacancy created by the expansion of the board of directors;

•  the prohibition of cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•  the requirement for advance notice for nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•  the ability of the board of directors to issue, without stockholder approval, up to approximately 10.0 million shares of preferred stock with terms set by the board of directors, which rights could be senior to those of common stock; and

•  our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible;

•  no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent;

•  stockholders may not call special meetings of the stockholders;

•  limitations on the voting rights of our stockholders with more than 15% of our class B common stock subject to receipt by Cypress Semiconductor Corporation, our former parent company, of a supplemental ruling from the IRS that the effectiveness of the restriction will not prevent the favorable rulings received by Cypress with respect to certain tax issues arising under Section 355 of the Code in connection with the spin-off from having full force and effect; and

•  our board of directors is able to alter our bylaws without obtaining stockholder approval.

Certain provisions of our outstanding debentures could make it more difficult or more expensive for a third-party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of our outstanding debentures will have the right, at their option, to require us to repurchase, at a cash repurchase price equal to 100% of the principal amount plus accrued and unpaid interest on the debentures, all of their debentures or any portion of the principal amount of such debentures in integral multiples of $1,000. We may also be required to issue additional shares of our class A common stock upon conversion of such debentures in the event of certain fundamental changes. In addition, on August 12, 2008, we entered into a Rights Agreement with Computershare Trust Company, N.A. and our board of directors declared an accompanying rights dividend. The Rights Agreement became effective upon completion of Cypress’ spin-off of our shares of class B common stock to the holders of Cypress common stock. The Rights Agreement contains specific features designed to address the potential for an acquirer or significant investor to take advantage of our capital structure and unfairly discriminate between classes of our common stock. Specifically, the Rights Agreement is designed to address the inequities that could result if an investor, by acquiring 20% or more of the outstanding shares of class B common stock, were able to gain significant voting influence over our company without making a correspondingly significant economic investment. Our board of directors determined that the rights dividend became payable to the holders of record of our common stock as of the close of business on September 29, 2008. The rights dividend and Rights Agreement, commonly referred to as a “poison pill,” could delay or discourage takeover attempts that stockholders may consider favorable.

SUMMARY OF THE UNDERLYING TRANSACTION

On April 14, 2009 we completed the acquisition of Tilt Solar, LLC, a California limited liability company, pursuant to a Membership Interest Purchase Agreement, dated as of April 14, 2009, by and among the selling stockholders and us, which we refer to as the Purchase Agreement. Under the terms of the Purchase Agreement, we purchased the outstanding membership interest of Tilt Solar from the selling stockholders for an aggregate purchase price equal to 55,471 shares of our class A common stock.

We are registering the resale by the selling stockholders of the shares of our class A common stock issued to them upon the closing of the transaction in order to fulfill our obligation under the Purchase Agreement to cause such resale to be registered with the Securities and Exchange Commission, or the SEC.

USE OF PROCEEDS

All shares of class A common stock sold pursuant to this prospectus supplement and the accompanying prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell any or all of the shares of our class A common stock set forth below pursuant to this prospectus supplement and the accompanying prospectus. We have agreed to pay all fees and expenses incident to the registration and listing of the shares of class A common stock set forth below.

The selling stockholders initially acquired the shares covered by this prospectus supplement and the accompanying prospectus on April 14, 2009, at the closing under the Purchase Agreement as described above under “Summary of the Underlying Transaction.” The selling stockholders may at any time and from time to time offer and sell pursuant to this prospectus supplement and the accompanying prospectus any or all of the 55,471 shares of our class A common stock in any type of transaction as more fully described in “Plan of Distribution” in this prospectus supplement.

The following table sets forth the aggregate number of shares of our class A common stock beneficially owned by the selling stockholders as of April 23, 2009, and the maximum number of shares offered by the selling stockholders pursuant to this prospectus supplement and accompanying prospectus. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares of our class A common stock. The following table may be expanded or supplemented in prospectus supplements if and when necessary.

The information provided in the table below with respect to each selling stockholder has been obtained from that selling stockholder.

	Shares of Class A Common Stock Beneficially Owned Prior to Offering		Number of Shares of Class A Common Stock Being Offered	Shares of Class A Common Stock to be Beneficially Owned After Offering
Name of Selling Stockholder	Number	Percentage	Offered	Number	Percentage
Jason Jones	18,639	*	18,639	0	0%
Steven Kraft	18,639	*	18,639	0	0
Jessica Jones	9,547	*	9,547	0	0
Albert P. Williams	3,819	*	3,819	0	0
Robert E. Kraft	1,909	*	1,909	0	0
Eric Stover	1,909	*	1,909	0	0
Matt Ohline	955	*	955	0	0
* Less than 1% of our outstanding class A common stock.

We do not know when or in what amounts the selling stockholders may offer shares for sale. It is possible that the selling stockholders will not sell any or all of the shares of class A common stock offered under this prospectus supplement. Because the selling stockholders may offer all or some of the shares of class A common stock pursuant to this prospectus supplement, and because there are currently no agreements, arrangements or understandings with respect to the sale of any such shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares of class A common stock covered by this prospectus supplement will be held by the selling stockholders.

Based on the information provided to us by the selling stockholders, none of the selling stockholders has, nor within the past three years has had, any material relationship with us or any of our predecessors or affiliates, and we are advised that none of the selling stockholders is a registered broker-dealer.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of our class A common stock received after the date of this prospectus supplement from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may offer, sell, transfer or otherwise dispose of, the shares of class A common stock covered by this prospectus supplement from time to time on any stock exchange on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise. The selling stockholders may offer, sell, transfer, or otherwise dispose of these shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale, and we cannot assure you that any selling stockholder will sell all or any portion of the shares offered hereby by such selling stockholder. We will not receive any proceeds from the sales by the selling stockholders of shares of class A common stock covered by this prospectus supplement.

The selling stockholders may offer and sell the shares of the class A common stock covered by this prospectus supplement by one or more of the following methods at various times:

•   block trades in which a broker or dealer will be engaged to attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•   purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus supplement;

•   ordinary brokerage transactions and transactions in which the broker solicits purchases;

•   “at the market” transactions to or through market makers or into an existing market for our class A common stock;

•   privately negotiated transactions;

•   short sales;

•   options, swaps or other derivative transactions that may or may not be listed on an exchange;

•   distributions to their respective partners, members, managers, directors, employees, consultants or affiliates; or

•   any combination of the above methods or by any other legally available means.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers or dealers may act as principals, or as agents of the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of shares of class A common stock at a stipulated price per share. If a broker-dealer is unable to sell shares acting as agent for the selling stockholders, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares of class A common stock as principals may thereafter resell the shares from time to time in transactions on any stock exchange on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

To the extent required under the Securities Act of 1933, as amended, which we refer to as the Securities Act, the names of any agents, underwriters, brokers or dealers and any applicable commission with respect to a particular offering will be set forth in an additional prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions, commissions or fees from the selling stockholders and/or purchasers of the selling stockholders’ shares, for which they may act, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Any brokers, dealers or agents that participate in the distribution of shares of class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions.

We have agreed to make copies of this prospectus supplement and the accompanying prospectus available to the selling stockholders and any of their successors in interest for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of shares of class A common stock in the course of hedging the positions they assume with the selling stockholders, including, without limitation, in connection with distributions of shares by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of shares of class A common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

The selling stockholders and other persons participating in the sale or distribution of shares of class A common stock will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the rules and regulations thereunder, including Regulation M; and we have advised the selling stockholders that Regulation M may apply. This regulation may limit the timing of purchases and sales of any shares of class A common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of class A common stock in the market and to the activities of the selling stockholders and their respective affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares of class A common stock to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the class A common stock and the ability of any person or entity to engage in market-making activities with respect to the securities.

The selling stockholders may also sell shares of class A common stock in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus supplement, regardless of whether the shares are covered by this prospectus supplement.

Pursuant to a registration rights agreement entered into in connection with the Purchase Agreement, we have agreed in certain circumstances to indemnify, or contribute to liabilities incurred by, each selling stockholder, their respective officers, directors, and other controlling persons, against certain liabilities, including certain liabilities that may arise under the Securities Act and the Exchange Act. The selling stockholders have agreed, severally and not jointly, to indemnify us in certain circumstances against certain liabilities. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of class A common stock against certain liabilities, including liabilities arising under the Securities Act and the Exchange Act.

VALIDITY OF THE CLASS A COMMON STOCK

The validity of the shares of class A common stock offered pursuant to this prospectus supplement and accompanying prospectus will be passed upon for us by Jones Day.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement (File No. 333-140272) we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus supplement. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly, and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement. Our SEC file number is 001-34166.

We are incorporating by reference in this prospectus supplement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering, but only to the extent the information in such future filings is deemed to have been filed and not furnished in accordance with SEC rules:

•   our Annual Report on Form 10-K for the fiscal year ended December 28, 2008, filed on February 26, 2009;

•   our Current Report on Form 8-K filed on March 25, 2009;

•   our two Current Reports on Form 8-K filed on April 23, 2009 (other than the portions thereof which have been furnished but not filed); and

•   the description of the class A common stock included in the Form 8-A filed on October 31, 2005, and any amendment or report we may file with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Documents incorporated by reference in this prospectus supplement are available from us, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this prospectus supplement. You can obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone from us at SunPower Corporation, Attention:  Investor Relations, 3939 North First Street, San Jose, California 95134, telephone (408) 240-5500.

PROSPECTUS

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

We may offer and sell, from time to time, in one or more offerings, together or separately:

(1) class A common stock;
(2) preferred stock;
(3) debt securities, which may be senior debt securities or subordinated debt securities; and
(4) warrants.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of the securities and their offering prices in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you decide whether to invest in any of these securities.

Our class A common stock trades on The Nasdaq Global Market under the symbol “SPWR.” On January 26, 2007, the last reported sale price of our class A common stock was $43.30 per share. All of the shares of our class B common stock are owned by Cypress Semiconductor Corporation, or Cypress, and the class B common stock is not listed or traded on any exchange. As of January 23, 2007, Cypress held approximately 70.5% of the total number of outstanding shares of our class A common stock and class B common stock on a combined basis, and approximately 95.0% of the total combined voting power of our outstanding capital stock.

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Investing in our securities involves significant risks. See “ Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated January 29, 2007

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of class A common stock, shares of preferred stock, debt securities or warrants, or any combination of these securities, in one or more offerings. This prospectus provides a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which they may be offered. The prospectus supplement may also include a discussion of any risk factors or other special considerations that apply to those securities. Any prospectus supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and the information in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read the entire prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before making an investment decision.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus and the related prospectus supplement. We are not offering securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which the information is contained or other date referred to in that document, regardless of the time of sale or issuance of any security.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “SunPower,” “we,” “us,” “our” or similar references mean SunPower Corporation and its subsidiaries. On January 10, 2007, we completed our previously announced merger, or the Merger, with PowerLight Corporation, described below. Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “PowerLight” mean PowerLight Corporation prior to January 10, 2007 and PowerLight Corporation, an indirect wholly owned subsidiary of SunPower, on or after January 10, 2007.

SUMMARY

SunPower Business

We design, develop, manufacture, market and sell solar electric power products, systems and services. Our products are based on our proprietary processes and technologies. We have spent more than 15 years developing high performance solar cells, which are semiconductor devices that directly convert sunlight into electricity. We believe our solar cells have the highest conversion efficiency, a measurement of the amount of sunlight converted by the solar cell into electricity, available for the mass market. We also believe our solar cells provide the following benefits compared with conventional solar cells:

•   superior performance, including the ability to generate up to 50% more power per unit area;

•   superior aesthetics, with our uniformly black surface design which eliminates highly visible reflective grid lines and metal interconnect ribbons; and

•   efficient use of silicon, a key raw material used in the manufacture of solar cells.

We offer solar power products, including solar cells, solar panels and inverters, which convert sunlight to electricity compatible with the utility network. Our solar sales efforts have been focused on residential and commercial applications where the high performance and superior aesthetics of our solar power products provide compelling customer benefits. We also sell products for multi-megawatt solar power plant applications that mount our products on moving structures that track the sun. We sell our products in many countries, principally in regions where government incentives have accelerated solar power adoption.

We produce our solar cells at our manufacturing facility in the Philippines. We currently operate four solar cell manufacturing lines in the Philippines, with a total rated manufacturing capacity of approximately 108 megawatts per year. We have recently started construction on a second solar cell manufacturing facility in the Philippines, which is designed to house up to ten additional manufacturing lines. We expect three manufacturing lines in the new facility to be operational by the end of 2007, which would give us an aggregate rated manufacturing capacity of approximately 207 megawatts per year. Currently, most of our solar panels are assembled for us by a third-party subcontractor in China. We supplement this capacity with in-house production at our automated panel assembly factory located in the Philippines. We expect to produce up to 30 megawatts of solar panels per year from our first manufacturing line. The panel assembly factory has sufficient space to expand capacity to 90 megawatts per year. Our systems in North America also include branded inverters manufactured for us by multiple suppliers.

On January 10, 2007 we completed the Merger with PowerLight, a leading global provider of large-scale solar power systems. PowerLight designs, manufactures, markets and sells solar electric power system technology that integrates solar cells and solar panels manufactured by us and other suppliers to convert sunlight to electricity compatible with the utility network. PowerLight also provides solar power systems to end customers on a turn-key, whole-solution basis by developing, engineering, procuring permits and equipment for, managing construction of, offering access to financing for, and providing monitoring, operations and maintenance services for large-scale roof-mounted and ground-mounted solar power applications. PowerLight’s customers include industrial, commercial and public sector entities, investors, value-added resellers, utilities and production home builders. PowerLight’s solar power systems generate electricity over a system design life typically exceeding 25 years. PowerLight’s solar power systems are principally designed to be used in large-scale applications exceeding 300 kilowatts, including the development of solar production home communities. PowerLight has completed or is in the process of completing over 300 projects worldwide, rated in aggregate at over 100 megawatts peak capacity. In the United States, PowerLight typically sells solar power systems rated up to one megawatt of capacity to provide a supplemental, distributed source of electricity for a customer’s facility. In Europe and South Korea, PowerLight’s products and systems are often purchased by third party investors as central station solar power plants, typically rated from one to 20 megawatts, which generate electricity for sale under tariff to regional and public utilities.

Our Relationship with Cypress Semiconductor Corporation

As of January 23, 2007, Cypress owned all 52,033,287 shares of our outstanding class B common stock, which, after giving effect to the issuance of 4,106,884 shares of class A common stock at the closing of the Merger, represented approximately 70.5% of the total outstanding shares of our common stock, or approximately 64.5% of such shares on a fully diluted basis after taking into account outstanding options, and 95.0% of the total voting power of our outstanding capital stock. Our class B common stock has eight votes per share while our class A common stock has one vote per share. Cypress may convert its shares of class B common stock into shares of class A common stock on a one-for-one basis at any time. Cypress is not obligated to distribute to its stockholders or otherwise dispose of the shares of our class B common stock that it beneficially owns, although it might elect to do so in the future. Cypress announced on October 6, 2006 and reiterated on October 19, 2006 that it was exploring ways in which to allow its stockholders to fully realize the value of its investment in SunPower. Cypress has made public statements since October 19, 2006 that were consistent with these announcements.

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the PSoC Programmable System-on-Chip, USB controllers, general-purpose programmable clocks and memories. Cypress also offers wired and wireless connectivity solutions ranging from its WirelessUSB radio system-on-chip, to West Bridge and EZ-USB FX2LP controllers that enhance connectivity and performance in multimedia handsets. Cypress serves numerous markets including consumer, computation, data communications, automotive, industrial and solar power. Cypress trades on the NYSE under the ticker symbol “CY.”

SunPower Corporate Information

Our headquarters are located at 3939 North First Street, San Jose, California 95134, and our telephone number is (408) 240-5500. Our website is www.sunpowercorp.com. The information on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus. SunPower and PowerLight are our registered trademarks and the SunPower and PowerLight logos are our trademarks. This prospectus also includes trade names, trademarks and service marks of other companies and organizations.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described below and other information contained or incorporated by reference in this prospectus before making an investment decision. The risks and uncertainties described below and in our other filings with the SEC incorporated by reference herein are not the only ones facing SunPower. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

In addition, each applicable prospectus supplement will contain a discussion of risks applicable to the particular type of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the risk factors in this prospectus in addition to the specific risk factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all other information contained in the applicable prospectus supplement or appearing in, or incorporated by reference in, this prospectus.

Risks Related to Our Recent Merger with PowerLight

As a result of the significant cash paid in the Merger, we intend to raise additional funds to support our business, and if we are unable to secure adequate funds on terms acceptable to us, our business could suffer.

As of September 30, 2006, we had approximately $254.0 million of cash and cash equivalents, and we paid approximately $120.7 million in cash to holders of PowerLight stock and assumed options in connection with the Merger. We expect to continue to make significant capital expenditures, particularly in our manufacturing facilities and anticipate that our expenses will increase substantially in the foreseeable future as we expand our manufacturing operations, hire additional personnel, pay more or make advance payments for raw material, especially polysilicon, increase our sales and marketing efforts, pursue more large scale solar power plant projects, invest in joint ventures and acquisitions and continue our research and development efforts with respect to its products and manufacturing technologies. We expect total capital expenditures of approximately $170 to $190 million in 2007 as we continue to increase our manufacturing capacity. These expenditures would be greater if we decide to bring capacity on line more rapidly. In addition, our PowerLight business has typically required significant working capital in order to fund planned projects in advance of the receipt of customer payments and it is expected to continue to do so.

Given these capital needs, we intend to seek additional capital in the near future. We will likely seek to sell additional equity securities or debt securities or obtain other debt financing. The sale of additional equity securities or convertible debt securities would result in additional dilution to our stockholders. Additional debt would result in increased expenses and could require us to abide by covenants that would restrict our operations. Our $25.0 million three-year revolving credit facility and PowerLight’s $10.0 million credit facility, which we refer to as our credit facilities, contain customary covenants and defaults, including, among others, limitations on dividends, incurrence of indebtedness and liens and mergers and acquisitions and may restrict our operating flexibility. If adequate funds are not available or not available on acceptable terms or terms consistent with any new credit agreement we may enter into, our ability to fund our operations, develop and expand our manufacturing operations and distribution network, maintain our research and development efforts or otherwise respond to competitive pressures would be significantly impaired.

Although we expect the Merger to be beneficial for us, such benefits may not be realized because of integration difficulties or other challenges.

PowerLight has global operations that will need to be integrated successfully in order for us to realize the benefits anticipated from the Merger. Realizing these benefits will require the meshing of technology, operations and personnel of SunPower and PowerLight into a single organization. We expect the integration to be a complex, time-consuming and expensive process that, even with proper planning and implementation, could cause significant disruption. The challenges that we may face include, but are not limited to, the following:

•   consolidating operations, including rationalizing corporate information technology and administrative infrastructures;

•   our management gaining sufficient experience with technologies and markets in which the PowerLight business is involved, which may be necessary to successfully operate and integrate the business;

•   coordinating sales and marketing efforts between the two companies;

•   overcoming any perceived adverse changes in business focus or model;

•   realizing synergies necessary to meet our long-term margin targets, given PowerLight’s historical margins;

•   coordinating and harmonizing research and development activities to accelerate introduction of new products and technologies with reduced cost;

•   preserving customer, supplier, distribution and other important relationships of SunPower and PowerLight and resolving any potential conflicts that may arise;

•   retaining key employees and maintaining employee morale;

•   addressing differences in the business cultures of SunPower and PowerLight;

•   coordinating and combining operations, relationships and facilities outside of the United States, which may be subject to additional constraints imposed by geographic distance, local laws and regulations; and

•   creating a consolidated internal control over financial reporting structure so that we and our independent auditors can report on the effectiveness of our internal controls over financial reporting.

We may not be able to successfully integrate the operations of PowerLight in a timely manner, or at all. In addition, we may not realize the anticipated benefits and synergies of the Merger to the extent or when anticipated. Even if the integration of SunPower’s and PowerLight’s operations, products and personnel is successful, it may place a significant burden on our management resources. The diversion of management’s attention and any difficulties encountered in the transition and integration process could harm our business, financial condition and operating results.

The completion of the Merger could cause certain solar cell and panel suppliers to reduce or terminate their business relationship with our PowerLight business, which could adversely affect the ability of our PowerLight business to meet customer demand for its solar power systems and materially adversely affect our results of operations and financial condition.

As a result of the Merger, we now directly compete with certain suppliers of solar cells and panels to our PowerLight business. As a result, the Merger could cause one or more solar cell and panel suppliers to reduce or terminate their business relationship with our PowerLight business. After the Merger closed, we discontinued our purchasing relationship with a historically large supplier, which will not supply solar panels to PowerLight beyond the first quarter. Other reductions or terminations, which may be significant, could occur. Any such reductions or terminations could adversely affect the ability of our PowerLight business to meet customer demand for its solar power systems, and materially adversely affect its results of operations and financial condition, which would likely materially adversely affect our results of operations and financial condition.

We will use commercially reasonable efforts to replace any lost solar cells or panels with our own inventory to mitigate the impact on the PowerLight business. However, such replacements may not be sufficient to fully address solar supply shortfalls experienced by our PowerLight business, and in any event could negatively impact our revenue and earnings as it forgoes selling such inventory to third parties.

The completion of the Merger could cause our customers to reduce or terminate their business relationship with us, which could adversely affect our ability to distribute our products and materially adversely affect our results of operations and financial condition.

PowerLight directly competes, as a distributor of solar panels and systems, with many of our customers. For instance, both Conergy AG and Solon AG, two of our largest customers, actively compete with our PowerLight business in the large-scale solar power plant market. The completion of the Merger could cause these customers to be concerned that we will reduce our level of business with them and perform a significant portion of our integration activities through our PowerLight business, thereby competing with certain of our customers. As a result, customers might reduce or terminate their business relationships with us, making it more difficult for us to sell our products and expand our business. Any such outcome could have a material adverse effect on our revenue and earnings.

We may be harmed by liabilities arising out of our acquisition of PowerLight and the indemnity they have agreed to provide may be insufficient to compensate us for these damages.

PowerLight has made representations and warranties to us in the Merger Agreement, including those relating to the accuracy of its financial statements, the absence of litigation and environmental matters and the consents needed to transfer permits, licenses and third-party contracts in connection with our acquisition of PowerLight. To the extent that we are harmed by a breach of these representations and warranties, PowerLight’s stockholders have agreed to indemnify us for monetary damages from an escrowed proceeds account. In most cases we are required to absorb approximately the first $2.4 million before we are entitled to indemnification. The escrowed proceeds account is limited to $19.7 million in cash and 840,000 shares of our class A common stock, of which approximately one-half of the original escrow will be released (less any pending claims) at the first anniversary of the closing date. Our rights to recover damages under several provisions of the Merger Agreement will also expire on the first anniversary of the closing date. After the first anniversary of the closing date we will be entitled to recover only limited types of losses, and our recovery will be limited to the amount available in the escrow fund at the time of a claim. The amount available in the escrow fund will be progressively reduced to zero over the period from the first to the fifth anniversaries of the closing date. We may incur liabilities from this acquisition which are not covered by the representations and warranties set forth in the agreement or which are non-monetary in nature. Consequently, our acquisition of PowerLight may expose us to liabilities for which we are not entitled to indemnification or our indemnification rights are insufficient.

PowerLight will need to obtain certain regulatory and third-party consents as a result of the Merger and, if it cannot obtain these consents, PowerLight’s and/or SunPower’s business may be harmed.

PowerLight is currently attempting to obtain certain regulatory and third-party consents which are triggered upon a change of control. If PowerLight is unable to do so, it may be forced to renegotiate these agreements or be exposed to regulatory sanctions. There can be no assurance that PowerLight will be able to obtain any required regulatory approvals or renegotiate or to negotiate new agreements on favorable terms, or at all.

We expect to continue to incur significant costs in connection with the Merger.

We expect our direct transaction costs of will total approximately $3.0 million in connection with the Merger, which costs will be capitalized as purchase price. We believe that we will also incur charges to operations in the first quarter of 2007 to reflect the costs of integrating the two companies, but cannot reasonably estimate those costs at this time. There can be no assurance that we will not incur additional material charges in subsequent quarters to reflect additional costs associated with the Merger.

Charges to earnings resulting from the application of the purchase method of accounting to the Merger may adversely affect the market value of our class A common stock.

In accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we are accounting for the Merger using the purchase method of accounting, which may require an increase in the value of intangible assets and inventory to their respective fair values. Further, a portion of the purchase price paid in the Merger has been allocated to in-process research and development. These purchase accounting adjustments may result in material recurring and nonrecurring charges to earnings that could have a material adverse effect on the market value of our class A common stock. Under the purchase method of accounting, we will allocate the total purchase price to PowerLight’s net tangible assets and intangible assets based on their fair values as of the date of completion of the Merger and record the excess of the purchase price over those fair values as goodwill. We will incur amortization expense over the useful lives of amortizable intangible assets acquired in connection with the Merger. In addition, to the extent the value of goodwill and long lived assets becomes impaired, we may be required to incur material charges relating to the impairment of those assets. Further, we may be impacted by nonrecurring charges related to reduced gross profit margins from the requirement to adjust PowerLight’s inventory to fair value. Finally, we will incur ongoing compensation charges associated with assumed options, equity held by employees of PowerLight and subjected to equity restriction agreements, and restricted stock granted to employees of our PowerLight business. We estimate that these charges will aggregate approximately $37 million in each of 2007 and 2008 and lesser amounts in the succeeding two years. Any of the foregoing charges could have a material impact on our results of operations.

Risks Related to Our Business

The solar power industry is currently experiencing an industry-wide shortage of polysilicon. The prices that we pay for polysilicon have increased recently and we expect prices to remain at or above current levels for the foreseeable future, which may constrain our revenue growth and decrease our gross margins and profitability.

Polysilicon is an essential raw material in our production of photovoltaic, or solar, cells and also in the solar cells and modules used by our PowerLight business to produce solar power systems.

Polysilicon is created by refining quartz or sand. Polysilicon is melted and grown into crystalline ingots by companies specializing in ingot growth. We procure silicon ingots from these suppliers on a contractual basis and then slice these ingots into wafers. We also purchase wafers and polysilicon from third-party vendors. The ingots are sliced and the wafers are processed into solar cells in our Philippines manufacturing facility.

There is currently an industry-wide shortage of polysilicon, which has resulted in significant price increases. We expect that the average price of polysilicon will continue to increase. Increases in polysilicon prices have in the past increased our manufacturing costs and may impact our manufacturing costs and net income in the future. As demand for solar cells has increased, many of our principal competitors have announced plans to add additional manufacturing capacity. As this manufacturing capacity becomes operational, it will increase the demand for polysilicon and further exacerbate the current shortage. Polysilicon is also used in the semiconductor industry generally and any increase in demand from that sector will compound the shortage. The production of polysilicon is capital intensive and adding additional capacity requires significant lead time. While we are aware that several new facilities for the manufacture of polysilicon are under construction, we do not believe that the supply imbalance will be remedied in the near term. We expect that polysilicon demand will continue to outstrip supply throughout 2007 and potentially for a longer period.

Although we have contracted with vendors for what we believe will be an adequate supply of silicon ingots through 2007, our estimates regarding our supply needs may not be correct and our purchase orders and contracts may be cancelled by our suppliers. The volume and pricing associated with these purchase orders and contracts may be changed by our suppliers based on market conditions. Our purchase orders are generally non-binding in nature. If our suppliers were to cancel our purchase orders or change the volume or pricing associated with these purchase orders and/or contracts, we may be unable to meet customer demand for our products, which could cause us to lose customers, market share and revenue. This would have a material negative impact on our business and operating results. If our manufacturing yields decrease significantly, we add manufacturing capacity faster than currently planned or our suppliers cancel or fail to deliver, we may not have made adequate provision for our polysilicon needs for the balance of the year. In addition, we currently purchase polysilicon and make advances to suppliers to secure future polysilicon supply, which adversely affects our liquidity. These advances may in the future take the form of equity issuances, which would result in additional dilution to our stockholders.

In addition, since some of our silicon ingot and wafer arrangements are with suppliers who do not themselves manufacture polysilicon but instead purchase their requirements from other vendors, these suppliers may not be able to obtain sufficient polysilicon to satisfy their contractual obligations to us.

There are a limited number of polysilicon suppliers. Many of our competitors also purchase polysilicon from our suppliers. Since we have only been purchasing polysilicon in bulk for slightly more than one year, which is a shorter period than our competitors, these other competitors have longer and perhaps stronger relationships with our suppliers than we do. Many of them also have greater buying power than we do. Some of our competitors also have inter-locking board members with their polysilicon suppliers or have entered into joint ventures with their suppliers. Additionally, a substantial amount of our future polysilicon requirements are expected to be sourced by new suppliers that have not yet proven their ability to manufacture large volumes of polysilicon. In some cases we expect that new entrants will provide us with polysilicon and ingots. The failure of these new entrants to produce adequate supplies of polysilicon and/or ingots in the quantities and quality we require could adversely affect our ability to grow production volumes and revenues and could also result in a decline in our gross profit margin. Since we have committed to significantly increase our manufacturing output, an inadequate supply of polysilicon would harm us more than it would harm many of our competitors.

The inability to obtain sufficient polysilicon, ingots or wafers at commercially reasonable prices or at all would adversely affect our ability to meet existing and future customer demand for our products and could cause us to make fewer shipments, lose customers and market share and generate lower than anticipated revenue, thereby seriously harming our business, financial condition and results of operations.

A limited number of our customers are expected to continue to comprise a significant portion of our revenues and any decrease in revenue from these customers could have an adverse effect on us.

Even though our customer base is expected to increase and our revenue streams to diversify as a result of the Merger, a large portion of our net revenues will likely continue to depend on sales to a limited number of customers. During the first nine months of 2006, sales to our top ten customers accounted for 61.0% of our revenues. Currently, our largest customers for our solar power products are Conergy AG, or Conergy, and Solon AG, or Solon. Conergy accounted for approximately 24% of our revenue for the nine months ended September 30, 2006. Solon accounted for approximately 27% of our revenue for the nine months ended September 30, 2006. The loss of sales to any of these customers would have a significant negative impact on our business. Our agreements with these customers may be cancelled if we fail to meet certain product specifications or materially breach the agreement or in the event of bankruptcy, and our customers may seek to renegotiate the terms of current agreements or renewals. Most of the solar panels we sell to the European market are sold through our agreement with Conergy, and we may enter into similar agreements in the future.

We currently sell to a relatively small number of customers, and we expect our operating results will likely continue to depend on sales to a relatively small number of customers for the foreseeable future, as well as the ability of these customers to sell solar power products that incorporate our solar cells. Our customer relationships have been developed over a short period of time and are generally in their preliminary stages. We cannot be certain that these customers will generate significant revenue for us in the future or if these customer relationships will continue to develop. If our relationships with our other customers do not continue to develop, we may not be able to expand our customer base or maintain or increase our revenue. This is exacerbated by our current manufacturing constraints for solar cells which limit our ability to sell to other customers and our contractual arrangements which require us to sell part of our future output to Conergy and Solon. In addition, our business is affected by competition in the market for the end products that each of Conergy and Solon sell, and any decline in their business could harm our business and cause our revenue to decline.

Our operating results will be subject to fluctuations and are inherently unpredictable; if we fail to meet the expectations of securities analysts or investors, our stock price may decline significantly.

Our quarterly revenue and operating results will be difficult to predict and SunPower’s and PowerLight’s results have in the past fluctuated from quarter to quarter. It is possible that our operating results in some quarters will be below market expectations. Our quarterly operating results will be affected by a number of factors, including:

•   the average selling price of SunPower’s solar cells and panels and imaging detectors and our PowerLight business’ solar power systems;

•   the availability and pricing of raw materials, particularly polysilicon;

•   the availability, pricing and timeliness of delivery of raw materials and components, particularly solar panels and balance of systems components, including steel, necessary for our PowerLight business’ solar power systems to function;

•   the rate and cost at which we are able to expand our manufacturing and product assembly capacity to meet customer demand, including costs and timing of adding personnel;

•   the amount and timing of sales of our PowerLight business’ systems, especially medium and large-scale projects, which may individually cause severe fluctuations in our revenue;

•   our ability to meet project completion schedules and the corresponding revenue impact under the percentage-of-completion method of recognizing revenue for projects of our PowerLight business;

•   construction cost overruns, including those associated with the introduction of new products;

•   the impact of seasonal variations in demand and/or revenue recognition linked to construction cycles and weather conditions;

•   timing, availability and changes in government incentive programs;

•   unplanned additional expenses such as manufacturing failures, defects or downtime;

•   acquisition and investment related costs;

•   unpredictable volume and timing of customer orders, some of which are not fixed by contract but vary on a purchase order basis;

•   the loss of one or more key customers or the significant reduction or postponement of orders from these customers;

•   geopolitical turmoil within any of the countries in which we operate or sell products;

•   foreign currency fluctuations, particularly in the Euro, Philippine peso or South Korean won;

•   the effect of currency hedging activities;

•   our ability to establish and expand customer relationships;

•   changes in our manufacturing costs;

•   changes in the relative sales mix of our solar cells, solar panels and imaging detectors;

•   the availability, pricing and timeliness of delivery of other products, such as inverters necessary for our solar power products to function;

•   our ability to successfully develop, introduce and sell new or enhanced solar power products in a timely manner, and the amount and timing of related research and development costs;

  •   the timing of new product or technology announcements or introductions by our competitors and other developments in the competitive environment;

•   the willingness of competing solar cell and panel suppliers to continue product sales to our PowerLight business;

•   increases or decreases in electric rates due to changes in fossil fuel prices or other factors; and

•   shipping delays.

We will base our planned operating expenses in part on our expectations of future revenue, and a significant portion of our expenses will be relatively fixed in the short term. If revenue for a particular quarter is lower than we expect, we likely will be unable to proportionately reduce our operating expenses for that quarter, which would harm our operating results for that quarter. This may cause us to miss analysts’ guidance or any future guidance announced by us. If we fail to meet or exceed analyst or investor expectations or our own future guidance, even by a small amount, our stock price could decline, perhaps substantially.

We have four solar cell production lines which are located in our manufacturing facilities in the Philippines, and if we experience interruptions in the operation of these production lines or are unable to add additional production lines, it would likely result in lower revenue and earnings than anticipated.

We currently operate four solar cell manufacturing lines which are located at our manufacturing facilities in the Philippines. If our current or future production lines were to experience any problems or downtime, including those caused by intermittent electricity supply at our Philippines facilities, we would be unable to meet our production targets and our business would suffer. If any piece of equipment were to break down or experience downtime, it could cause our production lines to go down. We have recently acquired a second solar cell manufacturing facility nearby our existing facility in the Philippines. This expansion has required and will continue to require significant management attention, a significant investment of capital and substantial engineering expenditures and is subject to significant risks including:

•   we may experience cost overruns, delays, equipment problems and other operating difficulties;

•   we may experience difficulties expanding our processes to larger production capacity;

•   our custom-built equipment may take longer and cost more to engineer than planned and may never operate as designed; and

•   we are incorporating first-time equipment designs and technology improvements, which we expect to lower unit capital and operating costs, but this new technology may not be successful.

If we experience any of these or similar difficulties, we may be unable to complete the addition of new production lines on schedule in order to expand our manufacturing facilities and our manufacturing capacity could be substantially constrained. If this were to occur, our per-unit manufacturing costs would increase, we would be unable to increase sales as planned and our earnings would likely be materially impaired.

We have recently established a captive solar panel assembly factory, and, if this panel manufacturing factory is unable to produce high quality solar panels at commercially reasonable costs, our revenue growth and gross margin could be adversely affected.

We have constructed a new 30 megawatt automated solar panel assembly factory in the Philippines. This factory commenced commercial production during the fourth quarter of 2006. Much of the manufacturing equipment and technology in this factory is new and unproven in volume production of solar panels. In the event that this factory is unable to ramp production with commercially reasonable yields and competitive production costs, our anticipated revenue growth and gross margin will be adversely affected.

If we do not achieve satisfactory yields or quality in manufacturing our solar cells, our sales could decrease and our relationships with our customers and our reputation may be harmed.

The manufacture of solar cells is a highly complex process. Minor deviations in the manufacturing process can cause substantial decreases in yield and in some cases, cause production to be suspended or yield no output. We have from time to time experienced lower than anticipated manufacturing yields. This often occurs during the production of new products or the installation and start-up of new process technologies or equipment. For example, we recently acquired a building to house our second solar cell manufacturing facility near our existing facility. As we expand our manufacturing capacity and bring additional lines or facilities into production, we may experience lower yields initially as is typical with any new equipment or process. We also expect to experience lower yields as we continue the initial migration of our manufacturing processes to thinner wafers. If we do not achieve planned yields, our product costs could increase, and product availability would decrease resulting in lower revenues than expected.

The reduction or elimination of government and economic incentives could cause our revenue to decline.

We believe that the near-term growth of the market for on-grid applications, where solar power is used to supplement a customer’s electricity purchased from the utility network or sold to a utility under tariff, depends in large part on the availability and size of government and economic incentives. Because a majority of our sales are in the on-grid market, the reduction or elimination of government and economic incentives may adversely affect the growth of this market or result in increased price competition, both of which could cause our revenue to decline.

Today, the cost of solar power exceeds retail electric rates in many locations. As a result, federal, state and local government bodies in many countries, most notably Germany, Japan, Spain, Italy, Portugal, South Korea and the United States, have provided incentives in the form of feed-in tariffs, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. These government economic incentives could be reduced or eliminated altogether. For example, Germany has been a strong supporter of solar power products and systems and political changes in Germany could result in significant reductions or eliminations of incentives, including the reduction of feed-in tariffs more rapidly than required by current law. Some solar program incentives expire, decline over time, are limited in total funding or require renewal of authority. Net metering and other operational policies in California, Japan or other markets could limit the amount of solar power installed there. Reductions in, or eliminations or expirations of, governmental incentives could result in decreased demand for and lower revenue from our products. Changes in the level or structure of a renewable portfolio standard could also result in decreased demand for and lower revenue from our products.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

The market for electricity generation products is heavily influenced by foreign, U.S. federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the U.S. and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for our solar power products. For example, without a regulatory mandated exception for solar power systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility network. These fees could increase the cost to our customers of using our solar power products and make them less desirable, thereby harming our business, prospects, results of operations and financial condition.

We anticipate that our solar power products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us and our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar power products.

Changes in tax laws or fiscal policies may decrease the return on investment for customers of our PowerLight business, and for certain investors in its projects, which could decrease demand for its products and services and harm its business.

In the nine months ended September 30, 2006, 22% of PowerLight’s revenues were derived from sales of solar power systems to companies formed to develop and operate solar power generation facilities. Such companies have been formed by third party investors with some frequency in the United States, Germany, Spain, South Korea and Portugal, as these investors seek to benefit from government mandated feed-in tariffs and similar legislation. PowerLight’s business depends in part on the continuing formation of such companies and the potential revenue source they represent. In deciding whether to form and invest in such companies, potential investors weigh a variety of considerations, including their projected return on investment. Such projections are based on current and proposed federal, state and local laws, particularly tax legislation. Changes to these laws, including amendments to existing tax laws or the introduction of new tax laws, tax court rulings as well as changes in administrative guidelines, ordinances and similar rules and regulations could result in different tax assessments and may adversely affect an investor’s projected return on investment, which could have a material adverse effect on PowerLight’s business and results of operations.

Problems with product quality or product performance, including defects, in our solar cells could result in a decrease in customers and revenue, unexpected expenses and loss of market share.

Our solar cells are complex and must meet stringent quality requirements. Products as complex as ours may contain undetected errors or defects, especially when first introduced. For example, our solar cells and solar panels may contain defects that are not detected until after they are shipped or are installed because we cannot test for all possible scenarios. These defects could cause us to incur significant re-engineering costs, divert the attention of our engineering personnel from product development efforts and significantly affect our customer relations and business reputation. If we deliver solar cells or solar panels with errors or defects, or if there is a perception that our solar cells or solar panels contain errors or defects, our credibility and the market acceptance and sales of our solar power products could be harmed.

The possibility of future product failures could cause us to incur substantial expense to repair or replace defective products. Furthermore, widespread product failures may damage our market reputation and reduce our market share and cause sales to decline. We have agreed to indemnify our customers and our distributors in some circumstances against liability from defects in our solar cells. A successful indemnification claim against us could require us to make significant damage payments, which would negatively affect our financial results.

If we are subject to warranty and product liability claims, such claims could adversely affect our business and results of operations.

Like other retailers, distributors and manufacturers of products that are used by consumers, we face an inherent risk of exposure to product liability claims in the event that the use of the solar power products into which our solar cells and solar panels are incorporated results in injury. Our PowerLight business may be subject to warranty and product liability claims in the event that its solar power systems fail to perform as expected or if a failure of its solar power systems results, or is alleged to result, in bodily injury, property damage or other damages. Since our solar power products are electricity producing devices, it is possible that our products could result in injury, whether by product malfunctions, defects, improper installation or other causes. In addition, since we only began selling our solar cells and solar panels in late 2004 and the products we are developing incorporate new technologies and use new installation methods, we cannot predict whether or not product liability claims will be brought against us in the future or the effect of any resulting negative publicity on our business. Moreover, we may not have adequate resources in the event of a successful claim against us. We have evaluated the potential risks we face and believe that we have appropriate levels of insurance for product liability claims. We rely on our general liability insurance to cover product liability claims and have not obtained separate product liability insurance. However, a successful warranty or product liability claim against us that is not covered by insurance or is in excess of our available insurance limits could require us to make significant payments of damages. In addition, quality issues can have various other ramifications, including delays in the recognition of revenue, loss of revenue, loss of future sales opportunities, increased costs associated with repairing or replacing products, and a negative impact on our goodwill and reputation, which could also adversely affect our business and operating results. Our PowerLight business’ exposure to warranty and product liability claims is expected to increase significantly in connection with its planned expansion into the new home development market.

Warranty and product liability claims may result from defects or quality issues in certain third party technology and components that our PowerLight business incorporates into its solar power systems, particularly solar cells and panels, over which it has no control. While its agreements with its suppliers generally include warranties, such provisions may not fully compensate us for any loss associated with third-party claims caused by defects or quality issues in such products. In the event we seek recourse through warranties, we will also be dependent on the creditworthiness and continued existence of the suppliers to our PowerLight business.

Our PowerLight business’ current standard warranty differs by geography and end-customer application and includes either a one-, two- or five-year comprehensive parts and workmanship warranty, after which the customer may typically extend the period covered by its warranty for an additional fee. Due to the warranty period, our PowerLight business bears the risk of extensive warranty claims long after it has completed a project and recognized revenues. Future product failures could cause our PowerLight business to incur substantial expenses to repair or replace defective products. While our PowerLight business generally passes through manufacturer warranties it receives from its suppliers to its customers, it is responsible for repairing or replacing any defective parts during its warranty period, often including those covered by manufacturers warranties. If the manufacturer disputes or otherwise fails to honor its warranty obligations, our PowerLight business may be required to incur substantial costs before it is compensated, if at all, by the manufacturer. Furthermore, the PowerLight business’ warranties may exceed the period of any warranties from the PowerLight business’ suppliers covering components included in its systems, such as inverters.

In February 2004, one of PowerLight’s major panel suppliers at the time, AstroPower, Inc., filed for bankruptcy. PowerLight had installed systems incorporating over 30,000 AstroPower panels, and approximately 27,000 of these panels incorporated into systems that are still under warranty by it. The majority of these warranties expire by 2008, and all expire by 2010. While PowerLight has not experienced a significant number of warranty or other claims related to installed AstroPower panels, it may in the future incur significant unreimbursable expenses in connection with the repair or replacement of these panels, which could have a material adverse effect on our business and results of operations. In addition, another major supplier of solar panels notified PowerLight of a product defect that may affect a substantial number of panels installed by PowerLight during the period 2002 through September 2006. If the supplier does not perform its contractual obligations to remediate the defective panels, we will be exposed to those costs it would incur under the warranty with its customers. See note 9 to PowerLight’s unaudited consolidated financial statements for the nine months ended September 30, 2006 and 2005 included in our Current Report on Form 8-K/A as filed with the SEC on January 25, 2007, which is incorporated by reference herein, for further information regarding this product defect and PowerLight potential warranty exposure.

We have incurred operating losses since inception, and may not be able to generate sufficient revenue in the future to achieve or sustain profitability.

For the nine months ended September 30, 2006, on a pro forma basis for the Merger, we would have had net losses of approximately $35.6 million. To achieve profitability, we will need to generate and sustain higher revenue while maintaining reasonable cost and expense levels. We do not know if our revenue will grow, or if it will grow sufficiently to outpace our expenses, which we expect to increase as we expand our manufacturing capacity. We may not be able to sustain or increase profitability on a quarterly or an annual basis. If we do not sustain profitability or otherwise meet the expectations of securities analysts or investors, the market price of our common stock will likely decline.

We will continue to be dependent on a limited number of third-party suppliers for key components for its products, which could prevent us from delivering our products to our customers within required timeframes, which could result in installation delays, cancellations, liquidated damages and loss of market share.

In addition to our reliance on a small number of suppliers for its solar cells and panels, our PowerLight business relies on third-party suppliers for key components for its solar power systems, such as inverters that convert the direct current electricity generated by solar panels into alternating current electricity usable by the customer. For the year ended December 31, 2005, one supplier, Xantrex Technology, Inc., accounted for nearly all of PowerLight’s inverter purchases for domestic projects and one supplier, Siemens Power Systems, Inc., accounted for most of the inverter purchases for European projects. In addition, The Dow Chemical Company supplies all of the foam required to manufacture PowerLight’s PowerGuard® roof system.

If we fail to develop or maintain our relationships with these or our other suppliers, we may be unable to manufacture our products or our products may be available only at a higher cost or after a long delay, which could prevent us from delivering our products to our customers within required timeframes and we may experience order cancellation and loss of market share. To the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers. The failure of a supplier to supply components in a timely manner, or to supply components that meet our quality, quantity and cost requirements, could impair our ability to manufacture our products or decrease their costs. If we cannot obtain substitute materials on a timely basis or on acceptable terms, we could be prevented from delivering our products to our customers within required timeframes, which could result in installation delays, cancellations, liquidated damages and loss of market share, any of which could have a material adverse effect on our business and results of operations.

Any firm commitment supply agreements with solar panel manufacturers could result in insufficient or excess inventory.

PowerLight recently attempted to address the solar cell and panel shortage by negotiating certain multi-year contractual commitments from suppliers. Under such agreements, it is generally required to purchase a specified number of solar cells or panels at fixed prices. Our PowerLight business’ failure to satisfy its purchase obligations may result in substantial liquidated or other damages that we will be required to pay these suppliers. PowerLight did not obtain, and we do not intend to obtain, contracts or commitments from customers for products incorporating solar panels prior to the negotiation of such firm commitment contracts. Instead, PowerLight relies on its long-term internal forecasts to determine the timing of its production schedules and the volume and mix of its products to be manufactured, including the estimated number of solar panels needed. The level and timing of orders placed by customers may vary for many reasons. As a result, at any particular time, we may have insufficient or excess inventory, and incur liquidated or other damages with suppliers to our PowerLight business for failure to satisfy its purchase obligations, any of which could have a material adverse effect on our business and results of operations. In addition, if we enter into long-term solar panel purchase commitments, due to the rapid pace of technological advancements in the solar power industry, we increase our risk of obsolescence of products that we have agreed to purchase over extended periods.

Acquisitions of other companies or investments in joint ventures with other companies could adversely affect our operating results, dilute our stockholders’ equity, or cause us to incur additional debt or assume contingent liabilities.

To increase our business and maintain our competitive position, we may acquire other companies or engage in joint ventures in the future. Acquisitions and joint ventures involve a number of risks that could harm our business and result in the acquired business or joint venture not performing as expected, including:

•   insufficient experience with technologies and markets in which the acquired business is involved, which may be necessary to successfully operate and integrate the business;

•   problems integrating the acquired operations, personnel, technologies or products with the existing business and products;

•   diversion of management time and attention from the core business to the acquired business or joint venture;

•   potential failure to retain key technical, management, sales and other personnel of the acquired business or joint venture;

•   difficulties in retaining relationships with suppliers and customers of the acquired business, particularly where such customers or suppliers compete with us; and

•   subsequent impairment of the acquired assets, including intangible assets.

We may decide that it is in its best interests to enter into acquisitions or joint ventures that are dilutive to earnings per share or that negatively impact margins as a whole. In addition, acquisitions or joint ventures could require investment of significant financial resources and require us to obtain additional equity financing, which may dilute our stockholders’ equity, or require us to incur additional indebtedness.

To the extent that we invest in upstream suppliers or downstream channel capabilities, we may experience competition or channel conflict with certain of our existing and potential suppliers and customers. Specifically, existing and potential suppliers and customers may perceive that we are competing directly with them by virtue of such investments and may decide to reduce or eliminate their supply volume to us or order volume from us. In particular, any supply reductions from our polysilicon, ingot or wafer suppliers could materially reduce manufacturing volume.

We have significant international activities and customers, and plan to continue these efforts, which subject us to additional business risks, including logistical complexity, political instability and currency fluctuations.

For the nine months ended September 30, 2006, a substantial portion of our sales, on a pro forma basis for the Merger, were made to customers outside of the United States. We currently have four solar cell production lines in operation, which are located at our manufacturing facility in the Philippines. In addition, a majority of our assembly functions have historically been conducted by a third-party subcontractor in China. PowerLight has historically had significant sales in Germany, Portugal and Spain. Risks we face in conducting business internationally include:

•   multiple, conflicting and changing laws and regulations, export and import restrictions, employment laws, regulatory requirements and other government approvals, permits and licenses;

•   difficulties and costs in staffing and managing foreign operations such as our manufacturing facility in the Philippines, as well as cultural differences;

•   difficulties and costs in recruiting and retaining individuals skilled in international business operations;

•   increased costs associated with maintaining international marketing efforts;

•   potentially adverse tax consequences;

  •   inadequate local infrastructure;

•   financial risks, such as longer sales and payment cycles and greater difficulty collecting accounts receivable; and

•   political and economic instability, including wars, acts of terrorism, political unrest, boycotts, curtailments of trade and other business restrictions.

Specifically, we face risks associated with political and economic instability and civil unrest in the Philippines. In addition, in the Asia/Pacific region generally, we face risks associated with a recurrence of SARS, tensions between countries in that region, such as political tensions between China and Taiwan, the ongoing discussions with North Korea regarding its nuclear weapons program, potentially reduced protection for intellectual property rights, government-fixed foreign exchange rates, relatively uncertain legal systems and developing telecommunications infrastructures. In addition, some countries in this region, such as China, have adopted laws, regulations and policies which impose additional restrictions on the ability of foreign companies to conduct business in that country or otherwise place them at a competitive disadvantage in relation to domestic companies.

In addition, although base wages are lower in the Philippines than in the United States, wages for our employees in the Philippines are increasing, which could result in increased costs to employ our manufacturing engineers. As of September 30, 2006, approximately 93% of SunPower’s employees were located in the Philippines. We also are faced with competition in the Philippines for employees, and we expect this competition to increase as additional solar companies enter the market and expand their operations. In particular, there may be limited availability of qualified manufacturing engineers. We have benefited from an excess of supply over demand for college graduates in the field of engineering in the Philippines. If this favorable imbalance changes due to increased competition, it could affect the availability or cost of qualified employees, who are critical to our performance. This could increase our costs and turnover rates.

A significant portion of our operations occur outside the United States. Currency fluctuations in the Euro, Philippine peso or the South Korean won relative to the U.S. dollar could decrease revenue or increase its expenses.

During the nine months ended September 30, 2006, approximately 70% of SunPower’s total revenue, on a pro forma basis for the Merger, was generated outside the United States. We presently have currency exposure arising from sales, capital equipment purchases, prepayments and customer advances denominated in foreign currencies. A majority of SunPower’s total revenue is denominated in Euros, including fixed price agreements with Conergy and Solon, and a significant portion is denominated in U.S. dollars, while a portion of SunPower’s costs are incurred and paid in Euros and a smaller portion of SunPower’s expenses are paid in Philippine pesos and Japanese yen. In addition, SunPower’s prepayment to Wacker-Chemie AG, a polysilicon supplier to SunPower, and SunPower’s customer advances from Solon are denominated in Euros. In 2005 and for the nine months ended September 30, 2006, approximately 19% and 34%, respectively, of PowerLight’s total revenue was generated outside the U.S. PowerLight presently has currency exposure arising from both sales and purchases denominated in foreign currencies. A large portion of PowerLight’s total revenue is denominated in Euros, and a significant portion of its costs are incurred and paid in Euros.

We are exposed to the risk of a decrease in the value of the Euro relative to the U.S. dollar, which would decrease our total revenue. Changes in exchange rates between foreign currencies and the U.S. dollar may adversely affect our operating margins. For example, if these foreign currencies appreciate against the U.S. dollar, it will make it more expensive in terms of U.S. dollars to purchase inventory or pay expenses with foreign currencies. In addition, currency devaluation can result in a loss to us if we hold deposits of that currency as well as make our products, which are usually purchased with U.S. dollars, relatively more expensive than products manufactured locally. An increase in the value of the U.S. dollar relative to foreign currencies could make our solar cells more expensive for international customers, thus potentially leading to a reduction in our sales and profitability. Furthermore, many of our competitors will be foreign companies that could benefit from such a currency fluctuation, making it more difficult for us to compete with those companies. We currently conduct hedging activities, which involve the use of currency forward contracts. We cannot predict the impact of future exchange rate fluctuations on our business and operating results. In the past, we have experienced an adverse impact on our total revenue and profitability as a result of foreign currency fluctuations.

The current tax holidays in the Philippines will expire within the next several years.

We currently benefit from income tax holiday incentives in the Philippines pursuant to our Philippine subsidiary’s registrations with the Board of Investments and Philippine Economic Zone Authority, which provide that we pay no income tax in the Philippines for four years pursuant to our Board of Investments non-pioneer status and Philippine Economic Zone Authority registrations, and six years pursuant to our Board of Investments pioneer status registration. Our current income tax holidays expire in 2010, and we intend to apply for extensions. However, these tax holidays may or may not be extended. We believe that as our Philippine tax holidays expire, (a) gross income attributable to activities covered by our Philippine Economic Zone Authority registrations will be taxed at a 5% preferential rate, and (b) our Philippine net income attributable to all other activities will be taxed at the statutory Philippine corporate income tax rate of 32%. As of yet no tax benefit has been realized from the income tax holiday due to operating losses in the Philippines.

We may not be able to increase or sustain our recent growth rate, and we may not be able to manage our future growth effectively.

We may be unable to continue to expand our business or manage future growth. Our recent expansion has placed, and our planned expansion and any other future expansion will continue to place, a significant strain on our management, personnel, systems and resources. We plan to purchase additional equipment to significantly expand our manufacturing capacity and to hire additional employees to support an increase in manufacturing, research and development and our sales and marketing efforts. To successfully manage our growth and handle the responsibilities of being a public company, we believe we must effectively:

•   hire, train, integrate and manage additional qualified engineers for research and development activities, sales and marketing personnel, and financial and information technology personnel;

•   retain key management and augment our management team, particularly if we lose key members;

•   continue to enhance our customer resource management and manufacturing management systems;

•   implement and improve additional and existing administrative, financial and operations systems, procedures and controls, including the need to integrate our financial internal control systems in our Philippines facility with those of our San Jose, California headquarters;

•   expand and upgrade our technological capabilities; and

•   manage multiple relationships with our customers, suppliers and other third parties.

PowerLight experienced significant revenue growth due primarily to the development and market acceptance of its PowerGuard® roof system, the acquisition and introduction of its PowerTracker® ground and elevated parking systems, its development of other technologies and increasing global interest and demand for renewable energy sources, including solar power generation. As a result, PowerLight increased its revenues in a relatively short period of time. Its annual revenue increased from $50.9 million in 2003 to $87.6 million in 2004 to $107.8 million in 2005, and from $66.7 million to $140.1 million for the nine months ended September 30, 2005 and 2006, respectively. Our PowerLight business may not experience similar revenue growth in future periods. Accordingly, you should not rely on the results of any prior quarterly or annual period as an indication of the future operating performance of our PowerLight business.

We may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by rapid growth. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, develop new solar cells and other products, satisfy customer requirements, execute our business plan or respond to competitive pressures.

We had approximately 1,630 full-time employees as of January 1, 2007, on a pro forma combined basis, and we anticipate that we will need to hire a significant number of highly skilled technical,

manufacturing, sales, marketing, administrative and accounting personnel. The competition for qualified personnel is intense in our industry. We may not be successful in attracting and retaining sufficient numbers of qualified personnel to support our anticipated growth. Since we are a public company, may have more difficulty than our private competitors in attracting personnel because of the perception that the stock option component of our compensation package may not be as valuable.

The success of our PowerLight business will depend in part on the continuing formation of such companies and the potential revenue source they represent. In deciding whether to form and invest in such companies, potential investors weigh a variety of considerations, including their projected return on investment. Such projections are based on current and proposed federal, state and local laws, particularly tax legislation. Changes to these laws, including amendments to existing tax laws or the introduction of new tax laws, tax court rulings as well as changes in administrative guidelines, ordinances and similar rules and regulations could result in different tax assessments and may adversely affect an investor’s projected return on investment, which could have a material adverse effect on our business and results of operations.

The steps we have taken to increase the efficiency of our polysilicon utilization are unproven at volume production levels and may not enable us to realize the cost reductions we anticipate.

Given the polysilicon shortage, we believe the efficient use of polysilicon will be critical to our ability to reduce our manufacturing costs. We continue to implement several measures to increase the efficient use of polysilicon in our manufacturing process. For example, we are developing processes to utilize thinner wafers which require less polysilicon and improved wafer-slicing technology to reduce the amount of material lost while slicing wafers, otherwise known as kerf loss. Although we have implemented some production on thinner wafers and anticipate further reductions in wafer thickness, these methods may have unforeseen negative consequences on our yields or our solar cell efficiency or reliability once they are put into large-scale commercial production or they may not enable us to realize the cost reductions we hope to achieve.

PowerLight recognized revenue on a “percent completion” basis and upon the achievement of contractual milestones. We intend to recognize revenue from projects our PowerLight business on a similar basis, and any delay or cancellation of a project could adversely affect our business.

PowerLight recognized revenue on a “percent completion” basis and, as a result, the revenue from this business was driven by its performance of its contractual obligations, which is generally driven by timelines for the installation of its solar power systems at customer sites. We will recognize revenue from projects of the PowerLight business on a similar basis. As a consequence of the Merger, we will delay the recognition of revenue from sales of cells and panels to PowerLight until PowerLight recognizes revenue. This could result in unpredictability of revenue and, in the near term, a revenue decrease. As with any project-related business, there is the potential for delays within any particular customer project. Variation of project timelines and estimates may impact our ability to recognize revenue in a particular period. In addition, certain customer contracts may include payment milestones due at specified points during a project. Because our PowerLight business usually must invest substantial time and incur significant expense in advance of achieving milestones and the receipt of payment, failure to achieve such milestones could adversely affect our business and results of operations.

Our PowerLight business’ sales cycles can be longer than those of SunPower and may require significant upfront investment by it which may not ultimately result in signing of a sales contract, which could materially adversely affect our business and results of operations.

Our PowerLight business’ sales cycles, which measure the time between its first contact with a customer and the signing of a sales contract for a particular project, vary substantially and average approximately eight months. Sales cycles for the PowerLight business’ systems are lengthy for a number of reasons, including:

•   its customers often delay purchasing decisions until their eligibility for an installation rebate is confirmed, which generally takes several months;

•   the long time required to secure adequate financing for system purchases on terms acceptable to customers; and

•   the customer’s review and approval processes for system purchases are lengthy and time consuming.

As a result of these long sales cycles, our PowerLight business must make significant upfront investments of resources in advance of the signing of sales contracts and the receipt of any revenues, most of which are not recognized for several additional months following contract signing. Accordingly, our PowerLight business must focus its limited resources on sales opportunities that it believes it can secure. Its inability to enter into sales contracts with potential customers after it makes such an investment could have a material adverse effect on our business and results of operations.

We depend on a combination of our own wafer-slicing operations and those of other vendors for the wafer-slicing stage of our manufacturing, and any technical problems, breakdowns, delays or cost increases could significantly delay our manufacturing operations, decrease our output and increase our costs.

We have historically depended on the wafer-slicing operations of third-party vendors to slice ingots into wafers. We have established our own wafer-slicing operations, and in the first nine months of 2006, we sliced approximately 61% of our wafers. If our third-party vendors increase their prices or decrease or discontinue their shipments to us, as a result of equipment malfunctions, competing purchasers or otherwise, and we are unable to obtain substitute wafer-slicing from another vendor on acceptable terms, or increase our own wafer-slicing operations on a timely basis, our sales will decrease, our costs may increase or our business will otherwise be harmed.

We obtain capital equipment used in our manufacturing process from sole suppliers and if this equipment is damaged or otherwise unavailable, our ability to deliver products on time will suffer, which in turn could result in order cancellations and loss of revenue.

Some of the capital equipment used in the manufacture of our solar power products and in our wafer-slicing operations has been developed and made specifically for us, is not readily available from multiple vendors and would be difficult to repair or replace if it were to become damaged or stop working. In addition, we currently obtain the equipment for many of our manufacturing processes from sole suppliers and we obtain our wafer-slicing equipment from one supplier. If any of these suppliers were to experience financial difficulties or go out of business, or if there were any damage to or a breakdown of our manufacturing or wafer-slicing equipment at a time when we are manufacturing commercial quantities of our products, our business would suffer. In addition, a supplier’s failure to supply this equipment in a timely manner, with adequate quality and on terms acceptable to us, could delay our capacity expansion of our manufacturing facility and otherwise disrupt our production schedule or increase our costs of production.

We generally do not have long-term agreements with our customers and accordingly could lose customers without warning.

We do not have long-term agreements with customers but instead operate on a purchase order basis. PowerLight is typically contracted to perform large project with no assurance of repeat business from the same customers in the future. Although we believe that cancellations on our purchase orders to date have been insignificant, our customers may cancel or reschedule purchase orders with us on relatively short notice. Cancellations or rescheduling of customer orders could result in the delay or loss of anticipated sales without allowing us sufficient time to reduce, or delay the incurrence of, our corresponding inventory and operating expenses. In addition, changes in forecasts or the timing of orders from these or other customers expose us to the risks of inventory shortages or excess inventory. This, in addition to the completion and non-repetition of large PowerLight projects, in turn could cause our operating results to fluctuate.

Sales contracts for PowerLight’s products with increasing frequency have begun to include provisions regarding liquidated damages for installation delays, electricity generation or other solar power system performance guarantees and conditional payments. If they continue, such provisions will put us at economic risk for future uncertain events.

Some of PowerLight’s larger customers require that it pay substantial liquidated damages for each day or other period its solar installation is not completed beyond an agreed target date. This is particularly true in Europe, where long-term, fixed feed-in tariffs available to investors are typically set during the year of project completion, but the fixed amount declines over time for projects completed in subsequent years. In addition, investors often require that the solar power system generate specified levels of electricity in order to maintain their investment returns, allocating risk and financial penalties to PowerLight if those levels are not achieved. Furthermore, its customers often require protections in the form of conditional payments, payment retentions or holdbacks, and similar arrangements that condition its future payments on performance. Delays in solar panel or other supply shipments, other construction delays, unexpected performance problems in electricity generation or other events could cause our PowerLight business to fail to meet these performance criteria, resulting in unanticipated revenue and earnings losses and financial penalties. If the trend for requiring such provisions continues, our PowerLight business would be subject to the same risks as PowerLight prior to the Merger, which could have a material adverse effect on our business and results of operations.

PowerLight prior to the Merger usually acted as the general contractor for its customers in connection with the installations of its solar power systems and was subject to risks associated with cost overruns, delays and other contingencies. We intend to operate the PowerLight business in the same manner, and will be subject to the same risks.

PowerLight prior to the merger acted as the general contractor for its customers in connection with the installation of its solar power systems. All essential costs were estimated at the time of entering into the sales contract for a particular project, and these were reflected in the overall price that it charges its customers for the project. These cost estimates were preliminary and may or may not be covered by contracts between PowerLight or the other project developers, subcontractors, suppliers and other parties to the project. In addition, PowerLight required qualified, licensed subcontractors to install most of its systems. Shortages of such skilled labor could significantly delay a project or otherwise increase PowerLight’s costs. Should miscalculations in planning a project or defective or late execution occur, PowerLight may not have achieved its expected margins or cover its costs. In particular, construction delays, including those caused by inclement weather, failure to timely receive necessary approvals and permits, or delays in obtaining necessary solar panels, inverters or other materials. Because we intend to operate our PowerLight business in the same manner, our PowerLight business could be subject to the same risks, and such risks could have a material adverse effect on our business and results of operations.

Our PowerLight business could be adversely affected by seasonal trends and construction cycles.

Our PowerLight business is subject to significant industry-specific seasonal fluctuations. Its sales have historically reflected these seasonal trends with the largest percentage of total revenues being realized during the last two calendar quarters. Low seasonal demand normally results in reduced shipments and revenues in the first two calendar quarters. There are various reasons for this seasonality, mostly related to economic incentives and weather patterns. For example, in European countries with feed-in tariffs, the construction of solar power systems is concentrated during the second half of the calendar year, largely due to the annual reduction of the applicable minimum feed-in tariff and the fact that the coldest winter months are January through March. In the United States, customers will sometimes make purchasing decisions towards the end of the year in order to take advantage of tax credits or for other budgetary reasons.

In addition, to the extent the PowerLight business is successful in implementing its strategy to enter the new home development market, it expects the seasonality of its business and financial results to become more pronounced as sales in this market are often tied to construction market demands which tend to follow national trends in construction, including declining sales during cold weather months.

The expansion of our PowerLight business into the residential market may increase its exposure to certain risks, including class action product liability claims.

PowerLight has expanded into the residential market by beginning to sell its systems to large production homebuilders. It currently expects this new growth strategy to initially focus on new home development projects in excess or 50 homes, though it considers projects below this amount. As part of this strategy, PowerLight developed SunTile®, a product that integrates a solar panel into a roof tile. To date PowerLight has focused on large-scale commercial applications and has almost no experience serving the residential market.

Our PowerLight business’ new residential products and services may not gain market acceptance and it may not otherwise be successful in entering the residential market, which would limit its growth and adversely affect our operating results. Furthermore, the residential construction market has peculiar characteristics that may increase its exposure to certain risks it currently faces or expose it to new risks. These risks include increased seasonality, sensitivity to interest rates and other macroeconomic conditions, as well as enhanced legal exposure. In particular, new home developments often result in class action litigation when one or more homes within a development experiences construction problems. Unlike our PowerLight business’ core activities, where it typically acts as general contractor, it will be generally acting as subcontractor to homebuilders overseeing the development projects. In many instances subcontractors may be held liable for work of the homebuilder or other subcontractors. In addition, homebuilders often require onerous indemnification obligations that effectively allocate most of the potential liability from homeowner or class action lawsuits to subcontractors, including our PowerLight business. Insurance policies for its residential work have significant limitations on coverage that may render such policies inapplicable to these lawsuits. If our PowerLight business is not successful in entering the new residential construction market, or if as a result of the litigation and indemnification risks associated with such market, our PowerLight business incurs significant costs, our business and results of operations could be materially adversely affected.

If we fail to successfully develop and introduce new products and services, we will not be able to compete effectively, and our ability to generate revenues will suffer.

As we introduce new or enhanced products or integrate PowerLight’s or other new technology into our products, we will face risks relating to such transitions including, among other things, technical challenges, disruption in customers’ ordering patterns, insufficient supplies of new products to meet customers’ demand, possible product and technology defects arising from the integration of new technology and a potentially different sales and support environment relating to any new technology. Our failure to manage the transition to newer products or the integration of newer technology into our products could adversely affect our business’ operating results and financial results.

The solar power market is characterized by continually changing technology requiring improved features, such as increased efficiency and higher power output and improved aesthetics. This will require us to continuously develop new solar power products and enhancements for existing solar power products to keep pace with evolving industry standards and changing customer requirements. Technologies developed by others may prove more advantageous than ours for the commercialization of solar power products and may render our technology obsolete. Our failure to further refine our technology and develop and introduce new solar power products could cause our products to become uncompetitive or obsolete, which could reduce our market share and cause our sales to decline. SunPower’s research and development expense was $7.1 million in the nine months ended September 30, 2006 and $6.5 million in fiscal year 2005. PowerLight’s net research and development expense after deduction for government funding was $0.5 million in the nine months ended September 30, 2006 and $0.5 million in fiscal year 2005. PowerLight’s total research and development expense before government funding was $1.6 million in the nine months ended September 30, 2006 and $2.1 million in fiscal year 2005. We will need to invest significant financial resources in research and development to maintain our market position, keep pace with technological advances in the solar power industry and effectively compete in the future.

Evaluating our business and future prospects may be difficult due to our limited history in producing and shipping solar cells and solar panels in commercial volumes.

There is limited historical information available about our company upon which you can base your evaluation of our business and prospects. Although we began to develop and commercialize high-efficiency solar cell technology for use in solar concentrators in 1988 and began shipping product from our pilot manufacturing facility in 2003, we shipped our first commercial A-300 solar cells from our Philippines manufacturing facility in late 2004. Relative to the entire solar industry, we have shipped only a limited number of solar cells and solar panels and have recognized limited revenue. Our future success will require us to continue to scale our Philippines facilities significantly beyond their current capacity. In addition, our business model, technology and ability to achieve satisfactory manufacturing yields at higher volumes are unproven at significant scale. As a result, you should consider our business and prospects in light of the risks, expenses and challenges that we will face as an early-stage company seeking to develop and manufacture new products in a rapidly growing market.

Our reliance on government programs to partially fund our research and development programs could impair our ability to commercialize our solar power products and services and increase our research and development expenses.

We intend to continue our policy of selectively pursuing contract research, product development and market development programs funded by various agencies of the federal and state governments to complement and enhance our own resources. Funding from government grants is recorded as an offset to our research and development expense. For the nine months ended September 30, 2006, funding from government grants offset a majority of PowerLight’s research and development expense and offset SunPower’s research and development expense by approximately 9.7%.

These government agencies may not continue their commitment to programs relevant to our development projects. Moreover, we may not be able to compete successfully to obtain funding through these or other programs. A reduction or discontinuance of these programs or of our participation in these programs would materially increase our research and development expenses, which would adversely affect our profitability and could impair our ability to develop our solar power products and services. In addition, contracts involving government agencies may be terminated or modified at the convenience of the agency. Many of our PowerLight business’ government contracts also contain royalty provisions that require it to pay certain amounts based on specified formulas. Government contracts are subject to audit and governmental agencies may dispute its royalty calculations. Any such dispute could result in fines, increased royalty payments, cancellation of the agreement or other penalties, which could have material adverse affect on our business and results of operations.

Our PowerLight business’ government-sponsored research contracts require that it provide regular written technical updates on a monthly, quarterly or annual basis, and, at the conclusion of the research contract, a final report on the results of its technical research. Because these reports are generally available to the public, third parties may obtain some aspects of its sensitive confidential information. Moreover, the failure to provide accurate or complete reports may provide the government with rights to any intellectual property arising from the related research.

Funding from government contracts also may limit when and how we can deploy our products and services developed under those contracts. In addition, technology and intellectual property that we develop with government funding provides the government with “march-in” rights. March-in rights refer to the right of the government or a government agency to require us to grant a license to the developed technology or products to a responsible applicant or, if it refuses, the government may grant the license itself. The government can exercise its march-in rights if it determines that action is necessary because we fail to achieve practical application of the technology or because action is necessary to alleviate health or safety needs, to meet requirements of federal regulations or to give the United States industry preference.

Since we cannot test our solar panels for the duration of our standard 25-year warranty period, we may be subject to unexpected warranty expense.

Our current standard product warranty for our solar panels includes a 10-year warranty period for defects in material and workmanship and a 25-year warranty period for declines in power performance as well as a one-year warranty on the functionality of our solar cells. We believe our warranty periods are consistent with industry practice. Due to the long warranty period and our proprietary technology, we bear the risk of extensive warranty claims long after we have shipped product and recognized revenue. We have sold solar cells only since late 2004. Any increase in the defect rate of our products would cause us to increase the amount of warranty reserves and have a corresponding negative impact on our results. Although we conduct accelerated testing of our solar cells and have several years of experience with our all back contact cell architecture, our solar panels have not and cannot be tested in an environment simulating the 25-year warranty period. In the second quarter of 2006, we increased our estimated warranty provision rate, which increased our warranty reserve by approximately $1.0 million. This change in estimate was based on results of recent testing that simulates adverse environmental conditions and potential failure rates our solar panels could experience during their 25-year warranty period. As a result of the foregoing, we may be subject to unexpected warranty expense, which in turn would harm our financial results.

Because the markets in which we compete are highly competitive and many of our competitors have greater resources than us, we may not be able to compete successfully and we may lose or be unable to gain market share.

We compete with a large number of competitors in the solar power market, including BP Solar International Inc., Evergreen Solar, Inc., Mitsubishi Electric Corporation, Q-Cells AG, Sanyo Corporation, Sharp Corporation, SolarWorld AG and Suntech Power Holdings Co., Ltd. In addition, universities, research institutions and other companies are developing alternative technologies such as thin films and concentrators, which may compete with our technology. We expect to face increased competition in the future. Further, many of our competitors are developing and are currently producing products based on new solar power technologies that may ultimately have costs similar to, or lower than, our projected costs.

Our PowerLight business’ solar power products and services compete against other power generation sources including conventional fossil fuels supplied by utilities, other alternative energy sources such as wind, biomass, CSP and emerging distributed generation technologies such as micro-turbines, sterling engines and fuel cells. In the large-scale on-grid solar power systems market, we will face direct competition from a number of companies that manufacture, distribute, or install solar power systems. Many of these companies sell PowerLight’s products as well as their own or those of other manufacturers. Our PowerLight business’ primary competitors in the United States include Arizona Public Service Company, BP Solar International, Inc., a subsidiary of BP p.l.c., Conergy Inc., Dome-Tech Group, Eastwood Energy, EI Solutions, Inc., GE Energy, a subsidiary of General Electric Corporation, Global Solar Energy, Inc., a subsidiary of Solon, Power-Fab, Schott Solar, Inc., Solar Integrated Technologies, Inc., SPG Solar, Inc., Sun Edison LLC, SunTechnics Installation & Services, Inc., Thompson Technology Industries, Inc. and WorldWater & Power Corporation. Our PowerLight business’ primary competitors in Europe include BP Solar, Conergy (through its subsidiaries AET Alternitive Energie Technik GmbH, SunTechnics Solartechnik GmbH and voltwerk AG), PV-Systemtechnik Gbr, SAG Solarstrom AG, Solon AG and Taufer Solar GmbH. Additionally, our PowerLight business will occasionally compete with distributed generation equipment suppliers such as Caterpillar, Inc. and Cummins Inc. Other existing and potential competitors in the solar power market include universities and research institutions. We also expect that future competition will include new entrants to the solar power market offering new technological solutions. As we enter new markets and pursues additional applications for our PowerLight business’ products and services, we expect to face increased competition, which may result in price reductions, reduced margins or loss of market share.

Competition is intense, and many of our competitors have significantly greater access to financial, technical, manufacturing, marketing, management and other resources than we do. Many also have greater name recognition, a more established distribution network and a larger installed base of customers. In addition, many of our competitors have well-established relationships with our current and potential suppliers, resellers and their customers and have extensive knowledge of our target markets. As a result, these competitors may be able to devote greater resources to the research, development, promotion and sale of their products and respond more quickly to evolving industry standards and changing customer requirements than we will be able to. Consolidation or strategic alliances among such competitors may strengthen these advantages and may provide them greater access to customers or new technologies. We may also face competition from some of PowerLight’s resellers, who may develop products internally that compete with our PowerLight business’ product and service offerings, or who may enter into strategic relationships with or acquire other existing solar power system providers. To the extent that government funding for research and development grants, customer tax rebates and other programs that promote the use of solar and other renewable forms of energy are limited, we will compete for such funds, both directly and indirectly, with other renewable energy providers and their customers.

If we cannot compete successfully in the solar power industry, our operating results and financial condition will be adversely affected. Furthermore, we expect competition in our PowerLight business’ markets to increase, which could result in lower prices or reduced demand for our PowerLight business’ services and have a material adverse effect on our business and results of operations.

The demand for products requiring significant initial capital expenditures such as our solar power products is affected by general economic conditions.

The United States and international economies have recently experienced a period of slow economic growth. A sustained economic recovery is uncertain. In particular, terrorist acts and similar events, continued turmoil in the Middle East or war in general could contribute to a slowdown of the market demand for products that require significant initial capital expenditures, including demand for solar cells and solar power systems and new residential and commercial buildings. In addition, increases in interest rates may increase financing costs to customers, which in turn may decrease demand for our solar power products. If the economic recovery slows down as a result of the recent economic, political and social turmoil, or if there are further terrorist attacks in the United States or elsewhere, we may experience decreases in the demand for our solar power products, which may harm our operating results.

Increases in interest rates may decrease the return on investment for certain customers or investors in projects of our PowerLight business, which could decrease demand for its products and services and which could have a material adverse effect on our business and results of operations.

PowerLight’s business has benefited from historically low interest rates in recent years, as these rates have made it more attractive for its customers to use debt financing to purchase its solar power systems. Interest rates have been rising and may continue to rise, which will likely increase the cost of financing these systems and may reduce an operating company’s profits and investors’ expected returns on investment. Rising interest rates may also make certain alternative investments more attractive to investors, and therefore lead to a decline in demand for our PowerLight business’ solar power systems, which could have a material adverse effect on our business and results of operations.

We depend on a third-party subcontractor in China to assemble a majority of our solar cells into solar panels and any failure to obtain sufficient assembly and test capacity could significantly delay our ability to ship our solar panels and damage our customer relationships.

Historically, we have relied on Jiawei, a third-party subcontractor in China, to assemble a majority of our solar cells into solar panels and perform panel testing and to manage test, packaging, warehousing and shipping of our solar panels. We do not have a long-term agreement with Jiawei and we typically obtain services from them based on short-term purchase orders that are generally aligned with timing specified by our customers’ purchase orders and our sales forecasts. If the operations of Jiawei were disrupted or their financial stability impaired, or if they should choose not to devote capacity to our solar panels in a timely manner, our business would suffer as we may be unable to produce finished solar panels on a timely basis. In addition, we supply inventory to Jiawei and we bear the risk of loss, theft or damage to our inventory while it is held in their facilities.

As a result of outsourcing this final step in our production, we face several significant risks, including:

•   lack of assembly and testing capacity and higher prices;

•   limited control over delivery schedules, quality assurance and control, manufacturing yields and production costs; and

•   delays resulting from an inability to move production to an alternate provider.

The ability of our subcontractor to perform assembly and test is limited by their available capacity. We do not have a guaranteed level of production capacity with our subcontractor, and it is difficult to accurately forecast our capacity needs because of the shifting mix between sales of solar cells and solar panels and the timing of expanding our manufacturing capacity. Other customers of Jiawei that are larger and better financed than we are, or that have long-term agreements in place, may induce Jiawei to reallocate capacity to them. Any reallocation could impair our ability to secure the supply of solar panels that we need for our customers. In addition, interruptions to the panel manufacturing processes caused by a natural or man-made disaster could result in partial or complete disruption in supply until we are able to shift manufacturing to another facility. It may not be possible to obtain sufficient capacity or comparable production costs at another facility. Migrating our design methodology to a new third-party subcontractor or to a captive panel assembly facility could involve increased costs, resources and development time. Utilizing additional third party subcontractors could expose us to further risk of losing control over our intellectual property and the quality of our solar panels. Any reduction in the supply of solar panels could impair our revenue by significantly delaying our ability to ship products and potentially damage our relationships with existing customers.

One of PowerLight’s key products, PowerTracker®, was acquired through an assignment and acquisition of the patents associated with the product from a third party individual, and if we are unable to continue to use this product, our business, prospects, operating results and financial condition would be materially harmed.

In September 2002, PowerLight entered into a Technology Assignment and Services Agreement and other ancillary agreements with Jefferson Shingleton and MaxTracker Services, LLC, a New York limited liability company controlled by Mr. Shingleton. These agreements form the basis for its intellectual property rights in its PowerTracker® products. Under such agreements, as later amended, Mr. Shingleton assigned to PowerLight his MaxTracker™, MaxRack™, MaxRack Ballast™ and MaxClip™ products and all related intellectual property rights. Mr. Shingleton is obligated to provide consulting services to PowerLight related to such technology until December 31, 2012 and is required to assign to PowerLight any enhancements he makes to the technology while providing such consulting services. Mr. Shingleton retains a first security interest in the patents and patent applications assigned until the earlier of the expiration of the patents, full payment by PowerLight to Mr. Shingleton of all of the royalty obligations under the Technology Assignment and Services Agreement, or the termination of the Technology Assignment and Services Agreement. In the event of PowerLight’s default under the Technology Assignment and Services Agreement, MaxTracker Services and Mr. Shingleton may terminate the agreements and the related assignments and cause the intellectual rights assigned to it to be returned to Mr. Shingleton or MaxTracker Services, including patents related to PowerTracker®. In addition, upon such termination, PowerLight must grant Mr. Shingleton a perpetual, non-exclusive, royalty-free right and license to use, sell, and otherwise exploit throughout the world any intellectual property MaxTracker Services or Mr. Shingleton developed during the provision of consulting services to PowerLight. Events of default by PowerLight which could enable Mr. Shingleton or Max Tracker Services to terminate the agreements and the related assignments and cause the intellectual rights assigned to it to be returned to Mr. Shingleton or MaxTracker Services include the following:

•   if PowerLight files a petition in bankruptcy or equivalent order or petition under the laws of any jurisdiction;

•   if a petition in bankruptcy or equivalent order or petition under the laws of any jurisdiction is filed against it which is not dismissed within 60 days of such filing;

•   if PowerLight’s assets are assigned for the benefit of creditors;

•   if PowerLight voluntarily or involuntarily dissolves (except in connection with the Merger, for which PowerLight received a waiver of this condition);

•   if PowerLight fails to pay any amount due under the agreements when due and does not remedy such failure to pay within 10 days of written notice of such failure to pay; or

•   if PowerLight defaults in the performance of any of its material obligations under the agreements when required (other than payment of amounts due under the agreements), and such failure is not remedied within 30 days of written notice to it of such default from Mr. Shingleton or MaxTracker Services. However, if such a default can reasonably be cured after the 30-day period, and PowerLight commences cure of such default within 30-day period and diligently prosecutes that cure to completion, such default does not trigger a termination right unless and until PowerLight ceases commercially reasonable efforts to cure such default.

If PowerLight is unable to continue to use and sell PowerTracker® as a result of the termination of the agreements and the related assignment or any other reason, our business, prospects, operating results and financial condition would be materially harmed.

We are dependent on our intellectual property, and we may face intellectual property infringement claims that could be time-consuming and costly to defend and could result in the loss of significant rights.

From time to time, we, our customers or third-parties with whom we work may receive letters, including letters from various industry participants, alleging infringement of their patents. Although we are not currently aware of any parties pursuing or intending to pursue infringement claims against us, we cannot assure you that we will not be subject to such claims in the future. Also, because patent applications in the United States and many other jurisdictions are kept confidential for 18 months before they are published, we may be unaware of pending patent applications that relate to our products. Our third-party suppliers may also become subject to infringement claims, which in turn could negatively impact our business. We ceased use of certain licensed technology for which we have not paid royalties since the second quarter of 2004 because our current products do not use the licensed technology. However, the licensor could challenge these actions and litigate against us. Intellectual property litigation is expensive and time-consuming and could divert management’s attention from our business and could have a material adverse effect on our business, operating results or financial condition. If there is a successful claim of infringement against us, our customers or our third-party intellectual property providers, we may be required to pay substantial damages to the party claiming infringement, stop selling products or using technology that contains the allegedly infringing intellectual property, or enter into royalty or license agreements that may not be available on acceptable terms, if at all. Parties making infringement claims may also be able to bring an action before the International Trade Commission that could result in an order stopping the importation into the United States of our solar cells. Any of these judgments could materially damage the our business. We may have to develop non-infringing technology, and our failure in doing so or in obtaining licenses to the proprietary rights on a timely basis could have a material adverse effect on our business.

We may file claims against other parties for infringing our intellectual property that may be very costly and may not be resolved in our favor.

We cannot guarantee that infringement of our intellectual property by other parties does not exist now or that it will not occur in the future. To protect our intellectual property rights and to maintain our competitive advantage, we may file suits against parties who we believe infringe our intellectual property. Intellectual property litigation is expensive and time consuming and could divert management’s attention from our business and could have a material adverse effect on our business, operating results or financial condition, and our enforcement efforts may not be successful. In certain situations, we may have to bring such suit in foreign jurisdictions, in which case we are subject to additional risk as to the result of the proceedings and the amount of damage that we can recover. Certain foreign jurisdictions may not provide protection to intellectual property comparable to that in the United States. Our engagement in intellectual property enforcement actions may negatively impact our financial results.

We may not be able to prevent others from using the SunPower name or similar mark in connection with their solar power products which could adversely affect the market recognition of our name and our revenue.

“SunPower” is our registered trademark in the United States for use with solar cells and solar panels. We are seeking similar registration of the “SunPower” trademark in foreign countries but we may not be successful in some of these jurisdictions. For example, we have received initial rejection of our application to register the “SunPower” trademark in Canada and Japan based on prior registration by other people. In the foreign jurisdictions where we are unable to obtain this registration or have not tried, others may be able to sell their products using the SunPower trademark which could lead to customer confusion. In addition, if there are jurisdictions where someone else has already established trademark rights in the SunPower name, we may face trademark disputes and may have to market our products with other trademarks, which also could hurt our marketing efforts. We may encounter trademark disputes with companies using marks which are confusingly similar to SunPower which if not resolved favorably could cause our branding efforts to suffer. In addition, we may have difficulty in establishing strong brand recognition with consumers if others use similar marks for similar products.

PowerLight holds registered trademarks for PowerLight®, PowerGuard®, PowerTracker® and SunTile® in the United States, registered trademarks for PowerLight® and PowerGuard® in Europe, and a pending trademark application for PowerTilt™ in the United States. It has not registered, and may not be able to register, these trademarks elsewhere.

We rely primarily upon copyright and trade secret laws and contractual restrictions to protect our proprietary rights, and, if these rights are not sufficiently protected, our ability to compete and generate revenue could suffer.

We seek to protect our proprietary manufacturing processes, documentation and other written materials primarily under trade secret and copyright laws. We also typically require employees and consultants with access to our proprietary information to execute confidentiality agreements. The steps taken by us to protect our proprietary information may not be adequate to prevent misappropriation of our technology. In addition, our proprietary rights may not be adequately protected because:

•   people may not be deterred from misappropriating our technologies despite the existence of laws or contracts prohibiting it;

•   policing unauthorized use of our intellectual property may be difficult, expensive and time-consuming, and we may be unable to determine the extent of any unauthorized use; and

•   the laws of other countries in which we market our solar cells, such as some countries in the Asia/Pacific region, may offer little or no protection for our proprietary technologies.

Reverse engineering, unauthorized copying or other misappropriation of our proprietary technologies could enable third parties to benefit from our technologies without paying us for doing so. Any inability to adequately protect our proprietary rights could harm our ability to compete, to generate revenue and to grow our business.

We may not obtain sufficient patent protection on the technology embodied in the solar cells we currently manufacture and market, which could harm our competitive position and increase our expenses.

Although we rely primarily on trade secret laws and contractual restrictions to protect the technology in the solar cells we currently manufacture and market, our success and ability to compete in the future may also depend to a significant degree upon obtaining patent protection for our proprietary technology. As of September 30, 2006, in the United States, SunPower owned seven issued patents and jointly owned another three patents, and had 18 U.S. and 10 foreign patent applications pending. These patent applications cover aspects of the technology in the solar cells we currently manufacture and market. Patents that we currently own or license-in do not cover the solar cells that we presently manufacture and market. As of September 30, 2006, including the United States and foreign countries, PowerLight had a total 61 issued patents and 44 pending patent applications. PowerLight intends to continue to seek patent protection for those aspects of its technology, designs, and methodologies and processes that it believes provide significant competitive advantages. PowerLight’s material patents primarily relate to PowerGuard®, PowerTilt™ and PowerTracker®.

Our patent applications may not result in issued patents, and even if they result in issued patents, the patents may not have claims of the scope we seek. In addition, any issued patents may be challenged, invalidated or declared unenforceable. The term of any issued patents would be 20 years from their filing date and if our applications are pending for a long time period, we may have a correspondingly shorter term for any patent that may issue. Our present and future patents may provide only limited protection for our technology and may not be sufficient to provide competitive advantages to us. For example, competitors could be successful in challenging any issued patents or, alternatively, could develop similar or more advantageous technologies on their own or design around our patents. Also, patent protection in certain foreign countries may not be available or may be limited in scope and any patents obtained may not be as readily enforceable as in the United States, making it difficult for us to effectively protect our intellectual property from misuse or infringement by other companies in these countries. Our inability to obtain and enforce our intellectual property rights in some countries may harm our business. In addition, given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important.

If the effective term of our patents is decreased due to changes in patent laws or if we need to refile some of our patent applications, the value of our patent portfolio and the revenue we derive from products protected by the patents may be decreased.

The value of our patents depends in part on their duration. A shorter period of patent protection means less value of a patent. For example, the United States patent laws were amended in 1995 to change the term of patent protection from 17 years after the date of the patent’s issuance to 20 years after the earliest effective filing date of the application for a patent, unless the application was pending on June 8, 1995, in which case the term of a patent’s protection expires either 17 years after its issuance or 20 years after its filing, whichever is later. Because the time required from the filing of patent application to issuance of a patent is often longer than three years, a 20-year patent term from the filing date may result in substantially shorter patent protection. Also, we may need to refile some of our patent applications and, in these situations, the patent term will be measured from the date of the earliest priority application to which benefit is claimed in such a patent application. This would also shorten our period of patent exclusivity. A shortened period of patent exclusivity may negatively impact our revenue protected by our patents.

Our intellectual property indemnification practices may adversely impact our business.

We are required by contract to indemnify some of our customers and our third-party intellectual property providers for certain costs and damages of patent infringement in circumstances where our solar cells are a factor creating the customer’s or these third-party providers’ infringement liability. This practice may subject us to significant indemnification claims by our customers and our third-party providers. We cannot assure you that indemnification claims will not be made or that these claims will not harm our business, operating results or financial condition.

The success of our business depends on the continuing contributions of our key personnel.

We rely heavily on the services of our key executive officers, including Thomas H. Werner, our Chief Executive Officer, Emmanuel T. Hernandez, our Chief Financial Officer, Dr. Richard Swanson, our President and Chief Technology Officer, PM Pai, our Chief Operating Officer and Thomas L. Dinwoodie, PowerLight’s Chief Executive Officer. The loss of services of any principal member of our management team, particularly Thomas H. Werner, Emmanuel T. Hernandez, Dr. Richard Swanson, PM Pai and Thomas L. Dinwoodie could adversely impact our operations. In addition, our technical personnel represent a significant asset and serve as the source of our technological and product innovations. We believe our future success will depend upon our ability to retain these key employees and our ability to attract and retain other skilled managerial, engineering and sales and marketing personnel. However, we cannot guarantee that any employee will remain employed at the Company for any definite period of time since all of our employees, including Messrs. Werner, Hernandez, Swanson, Pai and Dinwoodie, serve at-will and may terminate their employment at any time for any reason.

Our headquarters, and other facilities, as well as the facilities of certain of our key subcontractors, are located in regions that are subject to earthquakes and other natural disasters.

Our headquarters, including research and development operations, our manufacturing facilities and the facilities of our subcontractor upon which we rely to assemble and test our solar panels are located in countries that are subject to earthquakes and other natural disasters. Our headquarters and research and development operations are located in the United States, our manufacturing facilities is located in the Philippines, and the facilities of our subcontractor for assembly and test of solar panels is located in China. Since we do not have redundant facilities, any earthquake, tsunami or other natural disaster in these countries could materially disrupt our production capabilities and could result in our experiencing a significant delay in delivery, or substantial shortage, of our solar cells.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages and fines.

We are required to comply with all foreign, U.S. federal, state and local laws and regulations regarding pollution control and protection of the environment. In addition, under some statutes and regulations, a government agency, or other parties, may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for such release or otherwise at fault. We use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes in our research and development and manufacturing activities. Any failure by us to control the use of, or to restrict adequately the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations. In addition, if more stringent laws and regulations are adopted in the future, the costs of compliance with these new laws and regulations could be substantial. To date such laws and regulations have not had a significant impact on SunPower’s or our PowerLight business’ operations, and we believe that we have all necessary permits to conduct their respective operations as they are presently conducted. If we fail to comply with present or future environmental laws and regulations, however, we may be required to pay substantial fines, suspend production or cease operations. Under SunPower’s separation agreement with Cypress, SunPower will indemnify Cypress from any environmental liabilities associated with SunPower’s operations and facilities in San Jose, California and the Philippines.

We maintain self-insurance for certain indemnities we have made to our officers and directors.

Our certificate of incorporation, by-laws and indemnification agreements require us to indemnify our officers and directors for certain liabilities that may arise in the course of their service to us. We self-insure with respect to potential indemnifiable claims. Although we have insured our officers and directors against certain potential third-party claims for which we are legally or financially unable to indemnify them, we intend to self-insure with respect to potential third-party claims which give rise to direct liability to such third-party or an indemnification duty on our part. If we were required to pay a significant amount on account of these liabilities for which we self-insure, our business, financial condition and results of operations could be seriously harmed.

Changes to financial accounting standards may affect our results of operations and cause us to change our business practices.

We prepare our financial statements to conform with U.S. GAAP. These accounting principles are subject to interpretation by the American Institute of Certified Public Accountants, the SEC and various bodies formed to interpret and create appropriate accounting policies. A change in those policies can have a significant effect on our reported results and may affect our reporting of transactions completed before a change is announced. Changes to those rules or the questioning of current practices may adversely affect our reported financial results or the way we conducts our business. For example, accounting policies affecting many aspects of our business, including rules relating to employee stock option grants, have recently been revised. The Financial Accounting Standards Board, or the FASB, and other agencies have made changes to U.S. GAAP, that required U.S. companies, starting in the first quarter of fiscal 2006, to record a charge to earnings for employee stock option grants and other equity incentives. We may have significant and ongoing accounting charges resulting from option grant and other equity awards that could reduce our net income or increase our net loss. In addition, since SunPower and PowerLight historically used equity-related compensation as a component of their total employee compensation program, the accounting change could make the use of equity-related compensation less attractive to us and therefore make it more difficult to attract and retain employees.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which could harm our business and the trading price of our common stock.

Beginning in connection with our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Section 404 of the Sarbanes-Oxley Act of 2002 will require us to evaluate and report on our internal controls over financial reporting and have our independent registered public accounting firm annually attest to our evaluation, as well as issue its own opinion on our internal control over financial reporting. Because we have not been subject to these requirements before, we and our independent accountants have not reviewed our internal controls for purposes of Section 404 in the past, and are now in the process of doing so for the first time. Although Cypress completed its Section 404 compliance for its Annual Report on Form 10-K for the fiscal years ended December 31, 2004 and 2005, the review of our internal controls as part of this process was limited in scope and you should not conclude from this Cypress process that our internal controls were adequate to the extent required of an independent public company at that time. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. We are preparing for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report.

However, the continuous process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that these measures will ensure that we will maintain adequate control over our financial processes and reporting, or that we or our independent registered public accounting firm will be able to provide the attestation and opinion required in connection with our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. If we or our independent registered public accounting firm discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price. In addition, future non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension or delisting of our common stock from The Nasdaq Global Market and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

Our efforts to establish an effective, unified system of internal control over financial reporting could present challenges.

PowerLight has not been required to prepare a report on the effectiveness of its internal controls over financial reporting because it was not subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In August 2006, PowerLight’s audit committee received a letter from its independent auditors identifying certain material weaknesses in its internal controls over financial reporting relating to its audits for 2005, 2004 and 2003. These material weaknesses included problems with financial statement close processes and procedures, inadequate accounting resources, unsatisfactory application of the percentage of completion accounting method, inaccurate physical inventory counts, incorrect accounting for complex capital transactions and inadequate disclosure of related party transactions. In addition, PowerLight had to restate its 2004 and 2003 financial statements to correct previously reported amounts primarily related to its contract revenue, contract costs, accrued warranty, California state sales tax accrual and inventory items. We have begun remediation efforts with respect to the material weaknesses identified by PowerLight’s independent auditors. Although initiated, our plan to improve the effectiveness of the internal controls and processes at PowerLight is not complete. It will take some time to put in place the rigorous disclosure controls and procedures desired by our management and our board of directors. While we expect to complete this remediation process as quickly as possible, doing so depends on several factors beyond our control, including the hiring of additional qualified personnel and, as a result, we cannot at this time estimate how long it will take to complete the steps identified above. Our management will continue to evaluate the effectiveness of the control environment at PowerLight and will continue to refine existing controls. We cannot assure you that the measures we have taken to date or any future measures will remediate the material weaknesses reported by PowerLight’s independent auditors. Additional deficiencies in PowerLight’s or our internal controls may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our prior period financial statements. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our securities.

We are responsible for establishing and maintaining disclosure controls and procedures as defined in the Exchange Act Rules. We will be required to report on the effectiveness of our internal controls over financial reporting for the first time in our annual report on Form 10-K for the fiscal year ended December 31, 2006, although our report on our internal controls over financial reporting will not include an assessment of PowerLight’s internal controls until our annual report on Form 10-K for the fiscal year ended December 31, 2007 (the first fiscal year to end after the date of the Merger), unanticipated factors may hinder the effectiveness or delay the integration of SunPower’s and PowerLight’s control systems.

We cannot predict whether we will be able to establish an effective, unified system of internal controls over financial reporting.

We face competition in the market for our imaging detectors and infrared detectors, and if we fail to compete effectively, we will lose or fail to gain market share.

We compete with companies such as Hamamatsu Photonics K.K. and UDT Sensors, Inc. in the market for high performance imaging detectors. In addition we compete with companies such as Vishay Intertechnology, Inc., Rohm Co., Ltd. and Agilent Technologies, Inc. in the market for infrared detectors. We may face competition in the future from other manufacturers of high performance imaging detectors, infrared detectors or alternative devices. The use of alternative devices, including low power, high data rate wireless protocols, may replace existing detectors and limit our market opportunity. Our current and future competitors may have longer operating histories, greater name recognition and greater financial, sales and marketing, technical and other resources than us or may develop technologies superior to those incorporated in our imaging detectors and infrared detectors. If we fail to compete successfully, we may be unable to expand our customer base for our imaging detectors and our business would suffer.

Because of the lengthy sales cycles for our imaging detectors and the relatively fixed nature of a significant portion of our expenses, we may incur substantial expenses before we earn associated revenue and may not ultimately achieve our forecasted sales for our imaging detectors.

Our sales cycles from design to manufacture of our imaging detectors can typically take 12 to 18 months. Sales cycles for our imaging detectors are lengthy for a number of reasons, including:

•   our customers usually complete an in-depth technical evaluation of our imaging detectors before they place a purchase order;

•   the commercial adoption of our imaging detectors is typically limited during the initial release of their products to evaluate performance and consumer demand;

•   failure to deliver a product in a timely manner can seriously delay or cancel introduction; and

•   the development and commercial introduction of products incorporating complex technology frequently are delayed or canceled.

As a result of our lengthy sales cycles, we may incur substantial expenses before we earn associated revenue because a significant portion of our operating expenses is relatively fixed and based on expected revenue. If customer cancellations or product changes occur, this could result in the loss of anticipated sales without allowing us sufficient time to reduce our operating expenses.

We incur substantial compliance costs as a public company.

As a public company, we incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and The Nasdaq Global Market, have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal and financial compliance costs in 2007 and beyond, and to make some activities more time-consuming and costly. We also expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Risks Related to Our Relationship with Cypress Semiconductor Corporation

As long as Cypress controls us, the ability of our other stockholders to influence matters requiring stockholder approval will be limited.

As of January 23, 2007, Cypress owned all 52,033,287 shares of outstanding SunPower class B common stock, representing approximately 70.5% of the total outstanding shares of SunPower common stock, or approximately 64.5% of such shares on a fully diluted basis after taking into account outstanding options, and 95.0% of the voting power of SunPower’s outstanding capital stock. Shares of class A common stock and class B common stock have substantially similar rights, preferences and privileges except with respect to voting and conversion rights and other protective provisions. Shares of class B common stock are entitled to eight votes per share of class B common stock, and shares of class A common stock are entitled to one vote per share of class A common stock. If Cypress transfers shares of class B common stock to any party other than a successor in interest or a subsidiary of Cypress prior to a tax-free distribution to its stockholders, those shares would automatically convert into shares of class A common stock. Other than through such transfers or voluntary conversions by Cypress of shares of class B common stock into shares of class A common stock, only at such time, if at all, that Cypress, its successors in interest (not including its stockholders following a dissolution) and its subsidiaries collectively own less than 40% of the shares of all classes of our common stock then outstanding will all shares of class B common stock automatically convert into shares of our class A common stock on a one-for-one basis. Until such time, by virtue of the voting power afforded the shares of class B common stock, Cypress will be able to effectively elect all of the members of our board of directors.

In addition, until such time as Cypress, its successors in interest and its subsidiaries collectively own less than 40% of the shares of all classes of our common stock then outstanding and Cypress is no longer consolidating us for accounting purposes, Cypress will have the ability to take stockholder action without the vote of any other stockholder and, by virtue of the voting power afforded the shares of class B common stock, investors will not be able to affect the outcome of any stockholder vote during this period. As a result, Cypress will have the ability to control all matters affecting us, including:

•   the composition of our board of directors and, through the board of directors, any determination with respect to the Combined Company’s business plans and policies, including the appointment and removal of officers;

•   any determinations with respect to mergers and other business combinations;

•   our acquisition or disposition of assets;

•   our financing activities;

•   changes to the agreements providing for our separation from Cypress;

•   the allocation of business opportunities that may be suitable for us;

•   the payment of dividends on the class A common stock; and

•   the number of shares available for issuance under our stock plans.

Cypress’s voting control may discourage transactions involving a change of control of SunPower, including transactions in which holders of class A common stock might otherwise receive a premium for their shares over the then current market price. Except for a limited time in connection with the Merger,

Cypress is not prohibited from selling a controlling interest in us to a third party and may do so without approval of holders of class A common stock and without providing for a purchase of class A common stock. Accordingly, shares of class A common stock may be worth less than they would be if Cypress did not maintain voting control over us.

Our ability to continue to manufacture our imaging detectors and our solar cells in our current facilities with our current and planned manufacturing capacities, and therefore to maintain and increase revenue and achieve profitability, depends to a large extent upon the continued success of our relationship with Cypress.

Our imaging detectors are manufactured for us by Cypress and are processed and tested in our San Jose, California facility. We do not have a long-term fixed-price agreement with Cypress for the manufacturing of our imaging detectors, but instead operate on a purchase order basis. The processes for manufacturing our imaging detectors are highly complex, specialized and proprietary. If Cypress is unable to continue manufacturing our imaging detectors for us, our manufacturing output would be interrupted and delayed, and we would incur increased expenses in establishing relationships with alternative manufacturers at market prices. We may not be able to find alternative manufacturers on terms acceptable to us, and we may be unable to establish our own operations in a timely or cost-effective manner, if at all.

We manufacture our solar cells in our Philippines manufacturing facility which we lease from Cypress. We are in the process of expanding existing facilities for solar and panel assembly. If we are unable to expand in our current facility or are required to move our manufacturing facility, we would incur significant expenses as well as lost sales. Furthermore, we may not be able to locate a facility that meets our needs on terms acceptable to us. Any of these circumstances would increase our expenses and decrease our total revenue and could prevent us from sustaining profitability.

Our historical financial information as a business segment of Cypress prior to our initial public offering may not be representative of our results as an independent public company.

The historical financial information we have incorporated by reference into this prospectus does not necessarily reflect what our financial position, results of operations or cash flows would have been had we been an independent entity during the historical periods presented prior to our initial public offering. The historical costs and expenses reflected in our audited and unaudited consolidated financial statements include an allocation for certain corporate functions historically provided by Cypress prior to our initial public offering, including centralized legal, tax, treasury, information technology, employee benefits and other Cypress corporate services and infrastructure costs. These expense allocations were based on what we and Cypress considered reasonable reflections of the utilization of services provided or the benefit received by us. The historical financial information prior to our initial public offering is not necessarily indicative of what our results of operations, financial position, cash flows or costs and expenses will be in the future. We have not made adjustments to such historical financial information to reflect many significant changes that occurred or may yet occur in our cost structure, funding and operations as a result of our separation from Cypress, including changes in our employee base, changes in our tax structure, potential increased costs associated with reduced economies of scale and increased costs associated with being a publicly traded, stand-alone company.

Our ability to operate our business effectively may suffer if we are unable to cost-effectively establish our own administrative and other support functions in order to operate as a stand-alone company after the expiration of our services agreements with Cypress.

As a subsidiary of Cypress, we have relied on administrative and other resources of Cypress to operate our business. In connection with our initial public offering, we entered into various service agreements to retain the ability for specified periods to use these Cypress resources. These agreements will expire upon the earlier or November 2009 or a change of control of our Company. We need to create our own administrative and other support systems or contract with third parties to replace Cypress’ systems. In addition, we recently established disclosure controls and procedures and internal control over financial reporting as part of our becoming a separate public company in November 2005. These services may not be provided at the same level as when we were a wholly owned subsidiary of Cypress, and we may not be able to obtain the same benefits that we received prior to the separation. These services may not be sufficient to meet our needs, and after our agreements with Cypress expire, we may not be able to replace these services at all or obtain these services at prices and on terms as favorable as we currently have with Cypress. Any failure or significant downtime in our own administrative systems or in Cypress’ administrative systems during the transitional period could result in unexpected costs, impact our results and/or prevent us from paying our suppliers or employees and performing other administrative services on a timely basis.

We may experience increased costs resulting from a decrease in our purchasing power and we may have difficulty obtaining new customers due to our relatively small size after our separation from Cypress.

Historically, we were able to take advantage of Cypress’ size and purchasing power in procuring goods, technology and services, including insurance, employee benefit support and audit services. We are a smaller company than Cypress, and we cannot assure you that we will have access to financial and other resources comparable to those available to us prior to our separation from Cypress. These risks would be come more pronounced if Cypress were to cease to own a majority of our stock. As an independent company, we may be unable to obtain goods, technology and services at prices or on terms as favorable as those available to us prior to our separation from Cypress, which could increase our costs and reduce our profitability. In addition, as a smaller, separate, stand-alone company, we may encounter more customer concerns about our viability as a separate entity, which could harm our business, financial condition and results of operations. Our future success depends on our ability to maintain our current relationships with existing customers, and we may have difficulty attracting new customers.

Our agreements with Cypress require us to indemnify Cypress for certain tax liabilities. These indemnification obligations may limit our ability to obtain additional financing or participate in future acquisitions for up to two years.

We have entered into a tax sharing agreement with Cypress, under which we and Cypress agree to indemnify one another for certain taxes and similar obligations that the other party could incur under certain circumstances. In general, we will be responsible for taxes relating to our business. Furthermore, we may be held jointly and severally liable for taxes determined on a consolidated basis even though Cypress is required to indemnify us for its taxes pursuant to the tax sharing agreement. After the date we cease to be a member of Cypress’ consolidated group for federal income tax purposes or state income tax purposes, as and to the extent that we become entitled to utilize on our separate tax returns portions of those credit or loss carryforwards existing as of such date, we will distribute to Cypress the tax effect (estimated to be 34% for federal income tax purposes) of the amount of such tax loss carryforwards so utilized and the amount of any credit carryforwards so utilized. We will distribute these amounts to Cypress in cash or in our shares, at our option. Upon completion of our follow-on public offering of class A common stock in June 2006, we were no longer considered to be a member of Cypress’ consolidated group for federal income tax purposes. Accordingly, we will be subject to the obligations payable to Cypress for any federal income tax credit or loss carryforwards utilized in its federal tax returns. As of December 31, 2005, we had approximately $36.5 million of federal net operating loss carryforwards and approximately $4.8 million of California net operating loss carryforwards, meaning that such potential future payments to Cypress, which would be made over a period of several years, would therefore aggregate approximately $15.0 million.

If Cypress distributes our class B common stock to Cypress stockholders in a transaction intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code, or the Code, Cypress intends to obtain an opinion of counsel to the effect that such distribution qualifies under Section 355 of the Code. Despite such an opinion, however, the distribution may nonetheless be taxable to Cypress under Section 355(e) of the Code if 50% or more of our voting power or economic value is acquired as part of a plan or series of related transactions that includes the distribution of our stock. The tax sharing agreement includes our obligation to indemnify Cypress for any liability incurred as a result of issuances or dispositions of our stock after the distribution, other than liability attributable solely to certain dispositions of our stock by Cypress, that cause Cypress’ distribution of shares of our stock to its stockholders to be taxable to Cypress under Section 355(e) of the Code. Under current law, following a distribution by Cypress and for up to two years thereafter, our obligation to indemnify Cypress will be triggered only if we issue stock or otherwise participate in one or more transactions other than the distribution in which 50% or more of our voting power or economic value is acquired in financing or acquisition transactions that are part of a plan or series of related transactions that includes the distribution. If such an indemnification obligation is triggered, the extent of our liability to Cypress will generally equal the product of (a) Cypress’ top marginal federal and state income tax rate for the year of the distribution, and (b) the difference between the fair market value of our class B common stock distributed to Cypress stockholders and Cypress’ tax basis in such stock as determined on the date of the distribution. Our ability to use our equity to obtain additional financing or to engage in acquisition transactions for a period of time after a distribution will be restricted if we can only sell or issue a limited amount of our stock before triggering our obligation to indemnify Cypress for taxes it incurs under Section 355(e) of the Code.

For example, under the current tax rules, if Cypress were to make a complete distribution of its class B common stock and our total outstanding capital stock at the time of such distribution was 69,000,000 shares, unless we qualified for one of several safe harbor exemptions available under the Treasury Regulations, in order to avoid our indemnification obligation to Cypress, we could not, for up two years from the date of Cypress’ distribution, issue 69,000,000 or more shares of class A common stock, nor could we participate in one or more transactions (excluding the distribution itself) in which 34,500,000 or more shares of our then existing class A common stock were to be acquired in connection with a plan or series of related transactions that includes the distribution. In addition, these limits could be lower depending on certain actions that we or Cypress might take before or after a distribution. If we were to participate in such a transaction, assuming Cypress distributed 52,000,000 shares, Cypress’ top marginal income tax rate is 40% for federal and state income tax purposes, the fair market value of our class B common stock is $32.00 per share and Cypress’ tax basis in such stock is $5.00 per share on the date of their distribution, then our liability under our indemnification obligation to Cypress would be approximately $562.0 million.

Third parties may seek to hold us responsible for liabilities of Cypress.

Third parties may seek to hold us responsible for Cypress’ liabilities. Under our separation agreements with Cypress, Cypress will indemnify us for claims and losses relating to liabilities related to Cypress’ business and not related to our business. However, if those liabilities are significant and we are ultimately held liable for them, we cannot assure you that we will be able to recover the full amount of our losses from Cypress.

Our inability to resolve any disputes that arise between us and Cypress with respect to our past and ongoing relationships may result in a significant reduction of our revenue.

Disputes may arise between Cypress and us in a number of areas relating to our past and ongoing relationships, including:

•   labor, tax, employee benefit, indemnification and other matters arising from our separation from Cypress;

•   the cost of wafers for our imaging detectors;

•   employee retention and recruiting;

•   business combinations involving us;

•   pricing for transitional services;

•   sales or distributions by Cypress of all or any portion of its ownership interest in us;

•   the nature, quality and pricing of services Cypress has agreed to provide us; and

•   business opportunities that may be attractive to both Cypress and us.

We may not be able to resolve any potential conflicts, and even if we do, the resolution may be less favorable than if we were dealing with an unaffiliated party.

The agreements we entered into with Cypress may be amended upon agreement between the parties. While we are controlled by Cypress, we may not have the leverage to negotiate amendments to these agreements if required on terms as favorable to us as those we would negotiate with an unaffiliated third party.

Some of our directors and executive officers may have conflicts of interest because of their ownership of Cypress common stock, options to acquire Cypress common stock and positions with Cypress.

Some of our directors and executive officers own Cypress common stock and options to purchase Cypress common stock. In addition, some of our directors are executive officers and/or directors of Cypress. Ownership of Cypress common stock and options to purchase Cypress common stock by our directors and officers and the presence of executive officers or directors of Cypress on our board of directors could create, or appear to create, conflicts of interest with respect to matters involving both us and Cypress. For example, corporate opportunities may arise that concern both of our businesses, such as the potential acquisition of a particular business or technology that is complementary to both of our businesses. In these situations, our amended and restated certificate of incorporation provides that directors and officers who are also directors or officers of Cypress have no duty to communicate or present such corporate opportunity to us unless it is specifically applicable to the solar energy business and not applicable to or reasonably related to any business conducted by Cypress, have the right to deal with such corporate opportunity in their sole discretion and shall not be liable to us or our stockholders for breach of fiduciary duty by reason of the fact that such director or officer pursues or acquires such corporate opportunity for itself or for Cypress. In addition, we have not established at this time any procedural mechanisms to address actual or perceived conflicts of interest of these directors and officers and expect that our board of directors, in the exercise of its fiduciary duties, will determine how to address any actual or perceived conflicts of interest on a case-by-case basis. If any corporate opportunity arises and if our directors and officers do not pursue it on our behalf pursuant to the provisions in our amended and restated certificate of incorporation, we may not become aware of, and may potentially lose, a significant business opportunity.

Because Cypress is not obligated to distribute to its stockholders or otherwise dispose of our common stock that it owns, we will continue to be subject to the risks described above relating to Cypress’ control of us if Cypress does not complete such a transaction.

Cypress is not obligated to distribute to its stockholders or otherwise dispose of the shares of our class B common stock that it beneficially owns, although it might elect to do so in the future. Cypress announced on October 6, 2006 and reiterated on October 19, 2006 that it was exploring ways in which to allow its stockholders to fully realize the value its investment in us. Cypress has made public statements since October 19, 2006 that were consistent with these announcements. Moreover, completion of any such transaction could be contingent upon, among other things, the receipt of a favorable tax ruling from the Internal Revenue Service and/or a favorable opinion of Cypress’ tax advisor as to the tax-free nature of such a transaction for U.S. federal income tax purposes.

Unless and until such a distribution occurs or Cypress otherwise disposes of shares so that it, its successors in interest and its subsidiaries collectively own less than 40% of the shares of all classes of our common stock then outstanding, we will continue to face the risks described above relating to Cypress’ control of us and potential conflicts of interest between Cypress and us. We may be unable to realize potential benefits that could result from such a distribution by Cypress, such as greater strategic focus, greater access to capital markets, better incentives for employees and more accountable management, although we cannot guarantee that we would realize any of these potential benefits if such a distribution did occur. In addition, speculation by the press, investment community, our customers, our competitors or others regarding whether Cypress intends to complete such a distribution or otherwise dispose of its controlling interest in us could harm our business or lead to volatility in our stock price.

So long as Cypress continues to hold a controlling interest in us or is otherwise a significant stockholder, the liquidity and market price of our class A common stock may be adversely impacted. In addition, there can be no assurance that Cypress will distribute or otherwise dispose of any of its shares of our class B common stock.

Cypress’ ability to replace our board of directors may make it difficult for us to recruit independent directors.

Cypress may at any time replace our entire board of directors. Furthermore, some actions of our board of directors require the approval of 75% of our directors except to the extent this condition is waived by Cypress. As a result, unless and until Cypress, its successors in interest and its subsidiaries collectively own less than 40% of the shares of all classes of our common stock then outstanding and Cypress is no longer consolidating us for accounting purposes, Cypress could exercise significant control over our board of directors. As such, individuals who might otherwise accept a board position at SunPower may decline to serve, and Cypress may be able to control important decisions made by our Board of Directors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements that involve risks and uncertainties. All such statements, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•   expectations regarding expenses, sources of revenues and international sales and operations;

•   anticipated cash needs and estimates regarding capital expenditures, capital requirements and needs for additional financing;

•   the performance, features and benefits of products, plans for future products and for enhancements of existing products and product shipment dates;

•   the supply and price of components and raw materials, including polysilicon;

•   future pricing of products and systems in which SunPower’s and PowerLight’s products are incorporated;

•   plans for and timing of expansion of SunPower’s and PowerLight’s production capacity;

•   the ability to attract customers and develop and maintain customer and supplier relationships;

•   competitive positions and expectations regarding key competitive factors;

•   elements of SunPower’s and PowerLight’s marketing, growth and diversification strategies, including SunPower’s strategy to reduce its dependence on market incentives;

•   SunPower’s and PowerLight’s intellectual property and continued investment in research and development;

•   anticipated trends and challenges in SunPower’s and PowerLight’s businesses and the markets in which they operate; and

•   statements regarding potential legal proceedings.

In addition to the risk factors included elsewhere or incorporated by reference herein, important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

•   the ability of SunPower to timely and cost-effectively integrate the operations of SunPower and PowerLight;

•   the ability of SunPower to realize the synergies and other perceived advantages resulting from our acquisition of PowerLight;

•   the ability of SunPower and PowerLight to retain key personnel;

•   the extent and timing of market acceptance of new products;

•   the ability of SunPower and PowerLight to procure, maintain, enforce and defend their respective patents and other proprietary rights;

•   the effects of local, national and global economic, credit and capital market conditions on the economy in general, and on the solar power industry in particular, and the effects of currency exchange rates and interest rates;

•   litigation outcomes and judicial actions, including costs of existing litigation matters;

•   the ability to continue to increase customer loyalty and maintain existing distributor, subcontractor and supplier relationships;

•   the ability to successfully complete any future acquisitions and integrate any acquired businesses;

•   acts of war or terrorist incidents;

•   the effects of competition; and

•   other risks referenced from time to time in our filings with the SEC.

In some cases, you can identify forward-looking statements by such terms as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan,” “is designed to” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent estimates and assumptions only as of the date of this prospectus or any accompanying prospectus supplement. SunPower does not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.

You should read this prospectus, any accompanying prospectus supplement and the documents that are referenced and which have been filed as exhibits to the registration statement of which this prospectus is a part or incorporated by reference herein, completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements are qualified by these cautionary statements.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to fixed charges for the years ended December 31, 2001, 2002 and 2003, for the period from January 1, 2004 to November 8, 2004, for the period from November 9, 2004 to December 31, 2004, for the year ended December 31, 2005 and for the nine months ended September 30, 2006 is set forth below. We were not required to pay, nor did we pay, dividends on any preferred stock outstanding during any of these periods, our ratio of earnings to combined fixed charges and preferred stock dividends did not differ from the ratio below during any of these periods.

	Predecessor Company				Successor Company
	Years Ended Dec. 31,			Jan. 1 through Nov. 8,	Nov. 9 through Dec. 31,	Year Ended Dec. 31,	Nine Months Ended Sept. 30,
	2001(1)	2002(1)	2003(1)	2004(1)	2004(1)	2005(1)	2006(1)
Ratio of Earnings to Fixed Charges(2)	— (3)	— (3)	— (3)	— (3)	— (3)	— (3)	11.7x

(1) SunPower’s fiscal year consists of 52 or 53 weeks ending on the Sunday closest to December 31, with quarters of 13 or 14 weeks ending the Sunday closest to March 31, June 30, September 30 and December 31 of each year. For presentation purposes only, the ratio of earnings to fixed charges refers to the month end and calendar year end of each respective period.

(2) For purposes of calculating the ratio of earnings to fixed charges, fixed charges are calculated by adding (a) interest on all indebtedness and amortization of debt discount and expense, (b) interest capitalized and (c) an estimate of the interest within rental expense. Earnings are calculated by adding (a) pretax income from continuing operations, (b) fixed charges and (c) amortization of capitalized interest.

(3) Earnings were inadequate to cover fixed charges by $2.9 million, $3.5 million, $14.5 million, $23.3 million, $5.6 million and $15.8 million for the years ended December 31, 2001, 2002 and 2003, for the period from January 1, 2004 to November 8, 2004, for the period from November 9, 2004 to December 31, 2004, for the year ended December 31, 2005 and for the nine months ended September 30, 2006, respectively.

USE OF PROCEEDS

Unless otherwise described in an applicable prospectus supplement, we intend to use the net proceeds from any sale of securities under this prospectus for general corporate purposes, including working capital and capital expenditures.

DESCRIPTION OF CLASS A COMMON STOCK

From time to time, we may offer and sell shares of our class A common stock registered under this prospectus. This section describes the general terms and provisions of our class A common stock and, where applicable to holders of our class A common stock, the terms and provisions of our class B common stock. The prospectus supplement relating to any offering of class A common stock, or other securities convertible into or exchangeable or exercisable for class A common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price, and market price and dividend information.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our restated certificate of incorporation and amended and restated bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our restated certificate of incorporation and amended and restated bylaws for additional information before you decide whether to purchase any shares of our class A common stock.

General

Our restated certificate of incorporation authorizes the issuance of up to 217,500,000 shares of class A common stock, par value $0.001 per share and 157,500,000 shares of class B common stock, par value $0.001 per share.

Voting Rights

Shares of class A common stock and class B common stock have substantially similar rights except that shares of class A common stock are entitled to one vote per share while shares of class B common stock are entitled to eight votes per share, on all matters to be voted on by our stockholders. Holders of shares of our capital stock are not entitled to cumulate their votes in the election of directors to our board of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast at a meeting by all shares of class A common stock and class B common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding preferred stock, amendments to our restated certificate of incorporation generally must be approved by at least a majority of the combined voting power of all our class A common stock and class B common stock, voting together as a single class. However, shares of our class A common stock are not eligible to vote on any alteration or change in the powers, preferences or special rights of the class B common stock that would not adversely affect the rights of the class A common stock.

Conversion Rights

If Cypress makes a distribution of its shares of class B common stock to its stockholders in connection with a tax-free distribution, shares of our class B common stock will automatically convert into shares of class A common stock. Such a conversion will also occur if such shares of class B common stock are transferred to a person other than Cypress, a successor in interest to Cypress or one of Cypress’ subsidiaries. Cypress, its successors in interest and its subsidiaries may also convert shares of class B common stock into shares of class A common stock at any time. All conversions of shares of class B common stock into shares of class A common stock will be effected on a one-for-one basis. Shares of class A common stock are not convertible into any of our other securities.

At such time, if at all, as Cypress, its successors in interest and its subsidiaries collectively own less than 40% of the shares of all classes of our common stock then outstanding, and if Cypress has not effected a tax-free distribution of class B common stock to its stockholders prior to such time, each outstanding share of class B common stock will automatically convert into one share of our class A common stock on a one-for-one basis.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of class A common stock and class B common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.

No Preemptive or Redemption Rights

Class A common stock and class B common stock are not entitled to preemptive rights and are not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the holders of class A common stock and class B common stock are entitled to share equally in all of our assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

Registration Rights

We have entered into an investor rights agreement with Cypress providing for specified registration and other rights relating to its shares of our common stock. In connection with the Merger, we agreed to file with the SEC, and keep effective for a period of up to three years from the effectiveness thereof, a registration statement covering the resale of the shares of our class A common stock issued to the former shareholders of PowerLight in the Merger. We have not entered into, and do not expect to enter into, any other agreements, with any of our other stockholders obligating or requiring us to register shares of class A common stock.

Classification of Our Board of Directors

Our restated certificate of incorporation and amended and restated bylaws provide that until such time as Cypress, its successors in interest and its subsidiaries collectively own less than 40% of the shares of all classes of our common stock then outstanding and Cypress is no longer consolidating us for accounting purposes, our board of directors will not be classified; thereafter, our board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. Our amended and restated bylaws contain a process for determining to which class our incumbent directors will belong in the event that our board of directors becomes classified.

Membership on Committees of the Board of Directors

Our restated certificate of incorporation and amended and restated bylaws provide that until such time as Cypress, its successors in interest and its subsidiaries collectively own less than 40% of the shares of all classes of our common stock then outstanding and Cypress is no longer consolidating us for accounting purposes, at the request of Cypress, a representative specifically designated by Cypress shall serve on each committee of our board of directors unless otherwise prohibited by the rules of The Nasdaq Stock Market or applicable law.

Calling of a Special Meeting of Stockholders by a Stockholder

Our restated certificate of incorporation and amended and restated bylaws provide that until such time as Cypress, its successors in interest and its subsidiaries collectively own less than 40% of the shares of all classes of our common stock then outstanding and Cypress is no longer consolidating us for accounting purposes, Cypress may call a special meeting of the stockholders; thereafter, stockholders may not call special meetings of the stockholders.

Action of the Stockholders by Written Consent

Our restated certificate of incorporation and amended and restated bylaws provide that until such time as Cypress, its successors in interest and its subsidiaries collectively own less than 40% of the shares of all classes of our common stock then outstanding and Cypress is no longer consolidating us for accounting purposes, stockholders may act without a meeting by written consent; thereafter, no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our amended and restated bylaws, and stockholders may not act by written consent.

Super-Majority Voting of the Board of Directors

Our restated certificate of incorporation provides that unless and until Cypress, its successors in interest and its subsidiaries collectively own less than 40% of the shares of all classes of our common stock then outstanding and Cypress is no longer consolidating us for accounting purposes, the affirmative vote of at least 75% of the then-authorized number of members of our board of directors will be required to: (a) adopt, amend or repeal our amended and restated bylaws or restated certificate of incorporation; (b) appoint or remove our chief executive officer; (c) designate, appoint or allow for the nomination or recommendation for election by our stockholders of an individual to our board of directors; (d) change the size of our board of directors to be other than five members; (e) form a committee of our board of directors or establish or change a charter, committee responsibilities or committee membership of any committee of our board of directors; (f) adopt any stockholder rights plan, “poison pill” or other similar arrangement; or (g) approve any transactions that would involve a merger, consolidation, restructuring, sale of substantially all of our assets or any of our subsidiaries or otherwise result in any person or entity obtaining control of us or any of our subsidiaries.

Cypress may at any time in its sole discretion waive this requirement to obtain such a super-majority vote of our board of directors.

Provisions of Our Restated Certificate of Incorporation Governing Corporate Opportunity

Our amended and restated certificate of incorporation provides that directors and officers who are also directors or officers of Cypress have no duty to communicate or present a corporate opportunity to us unless it is specifically and primarily applicable to converting solar energy into electrical energy and using the resulting electrical energy other than in applications for consumers where photodiode technology is combined with micro-controllers and other integrated circuits made by Cypress, have the right to deal with such corporate opportunity in their sole discretion and shall not be liable to us or our stockholders for breach of fiduciary duty by reason of the fact that such director or officer pursues or acquires such corporate opportunity for itself or for Cypress.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of Delaware General Corporation Law, or the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•   the transaction is approved by the board before the date the interested stockholder attained that status;

•   upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•   on or after the date the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•   any merger or consolidation involving the corporation and the interested stockholder;

•   any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•   subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•   any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•   the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Limitation of Liability and Indemnification Matters

We have adopted provisions in our restated certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

  •   for any breach of their duty of loyalty to us or our stockholders;

•   for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•   for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•   for any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation and amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of his actions as our officer, director, employee or agent, regardless of whether the amended and restated bylaws would permit indemnification. We have entered into separate indemnification agreements with our directors and executive officers that could require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Nasdaq Global Market Listing Symbol

Our class A common stock trades on The Nasdaq Global Market under the symbol “SPWR.”

Transfer Agent and Registrar

The transfer agent and registrar for our class A common stock is ComputerShare Investor Services.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of our preferred stock. The prospectus supplement relating to any offering of preferred stock, or other securities convertible into or exchangeable or exercisable for preferred stock, will describe more specific terms of the preferred stock being offered, including the designation of the series, the number of shares offered, the initial offering price and any voting, dividend, and liquidation preference rights, and any general terms described in this section that will not apply to those shares of preferred stock.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our restated certificate of incorporation and the certificate of designation relating to the applicable series of preferred stock that we will file with the Delaware Secretary of State, each of which is or will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our restated certificate of incorporation and the applicable certificate of designation for additional information before deciding whether to purchase any shares of our preferred stock or securities convertible into or exchangeable or exercisable for our preferred stock.

General

Our restated certificate of incorporation authorizes the issuance of up to 10,042,490 shares of preferred stock, par value $0.001 per share. The preferred stock may be issued from time to time in one or more series, each of which is to have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in our articles of incorporation, or in a resolution or resolutions providing for the issue of that series adopted by our board of directors.

Our board of directors, without further action of our stockholders, has the authority to create one or more series of preferred stock and, with respect to each series, to fix or alter as permitted by law:

•   the number of shares and the distinctive designation of the series;

•   the dividend rights;

•   any redemption rights, terms and prices;

•   the terms of any retirement or sinking funds;

•   the rights, terms and prices, if any, by which the shares may be convertible into, or exchangeable for, other shares;

•   the voting power, if any; and

•   any other terms, conditions, special rights and protective provisions.

DESCRIPTION OF DEBT SECURITIES

This section describes certain general terms and provisions that we expect would be applicable to our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered hereby may be secured or unsecured, and may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered hereby will be issued under an indenture between us and a trustee. The indenture will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We can issue an unlimited amount of debt securities under an indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•   the title of the debt securities;

•   the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•   any limit on the aggregate principal amount of the debt securities;

•   the date or dates on which we will pay the principal on the debt securities;

•   the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest and the right, if any, to extend the maturity of the debt securities, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•   the place or places where the principal of, premium, and interest on the debt securities will be payable;

•   the terms and conditions upon which we may redeem the debt securities;

•   any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•   the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•   the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•   whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•   the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•   the currency of denomination of the debt securities;

•   the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•   if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•   the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•   any provisions relating to any security provided for the debt securities;

•   any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•   any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•   whether the debt securities will be senior or subordinated and any applicable subordination provisions;

•   any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•   any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable and/or convertible into shares of our class A common stock or our preferred stock. The terms, if any, on which the debt securities may be exchanged for and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of class A common stock or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities will have to rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture will provide that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

Unless provided otherwise by the terms of any series of debt securities, we will make payments of principal of, and premium and interest on book-entry debt securities to the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information in this section concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable. We take no responsibility for the accuracy of the information or for the Depositary’s performance of its obligations under the rules and regulations governing its operations.

No Protection in the Event of a Change in Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Consolidation, Merger and Sale of Assets

Unless we provide otherwise in the applicable prospectus supplement, we may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”), and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•   the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•   immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•   certain other conditions are met.

Unless we provide otherwise in the applicable prospectus supplement, “event of default” will mean, with respect to any series of debt securities, any of the following:

•   default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 60 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent before the expiration of the 60-day period);

•   default in the payment of principal of or premium on any debt security of that series within three business days of its maturity;

•   default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•   default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 33% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•   certain events of our bankruptcy, insolvency or reorganization;

•   default under any of our debt with an aggregate principal amount of $100.0 million (including a default with respect to any debt security of a different series) or the debt of our subsidiaries, if (1) such default results from the failure to pay any such debt when it becomes due and (2) such debt is not discharged or such acceleration is not rescinded or annulled within 30 days after written notice to us by the holder or holders of such debt in the manner provided for in the applicable debt instrument; and

•   any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) will necessarily constitute an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 33% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see the discussion under the heading “Modification and Waiver” below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•   that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•   the holders of at least 33% in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

Unless we provide otherwise in the applicable prospectus supplement, we and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

•   change the amount of debt securities whose holders must consent to an amendment or waiver;

•   reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•   reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•   reduce the principal amount of discount securities payable upon acceleration of maturity;

•   waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

•   make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•   make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities, the right of holders to institute suit for the enforcement of any payment or the right of holders to waive past defaults, the right of holders of a specified principal amount of debt securities which are denominated in a foreign currency to be deemed for the purposes of taking action under the indenture, the amounts of U.S. dollars at the market exchange rate, certain terms regarding judgments in foreign currencies or to amend the limitations described in this bullet point; or

•   waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the indenture may prohibit us from making payments on those securities. Senior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the indenture or any supplement thereto to all of our senior indebtedness, as defined in the indenture, including all debt securities we have issued and will issue under the indenture.

Unless otherwise indicated in the applicable prospectus supplement, the indenture defines the term “senior indebtedness” with respect to each respective series of debt securities, unless the instrument creating such indebtedness or obligations provides that they are subordinated or are not superior in right of payment to such securities, to mean the principal, premium, if any, unpaid interest and all fees and other amounts payable in connection with any debt for money borrowed other than (1) debt incurred (a) with respect to certain elections under the federal bankruptcy code, (b) debt to our subsidiaries, (c) debt to our employees, (d) tax liability, and (e) certain trade payables, (2) all obligations under interest rate, currency and commodity swaps, caps, floors, collars, hedge arrangements, forward contracts or similar agreements and (3) renewals, modifications and refunds of any such debt.

Unless otherwise indicated in the applicable prospectus supplement, we may not pay principal of, premium, of any, or interest on any subordinated debt securities or defease, purchase, redeem or otherwise retire such securities if:

•   a default in the payment of any principal, or premium, if any, or interest on any senior indebtedness, occurs and is continuing or any other amount owing in respect of any senior indebtedness is not paid when due; or

•   any other default occurs with respect to any senior indebtedness and the maturity of such senior indebtedness is accelerated in accordance with its terms,

unless and until such default in payment or event of default has been cured or waived and any such acceleration is rescinded or such senior indebtedness has been paid in full in cash.

If there is any payment or distribution of the assets of SunPower to creditors upon a total or partial liquidation or a total or partial dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, holders of all present and future senior indebtedness (which will include interest accruing after, or which would accrue but for, the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding) are entitled to receive payment in full before any payment or distribution, whether in cash, securities or other property, in respect of the subordinated indebtedness. In addition, unless otherwise indicated in the applicable prospectus supplement, in any such event, payments or distributions which would otherwise be made on subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full.

After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. The indenture provides that the foregoing subordination provisions may not be changed in a manner which would be adverse to the holders of senior indebtedness without the consent of the holders of such senior indebtedness.

The prospectus supplement delivered in connection with the offering of a series of subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

If the trustee under the indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

Unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged on the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with certain of the restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers’ certificate delivered pursuant to the indenture. The conditions include:

•   depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•   such deposit does not result in a breach or constitute a default under the indenture or any other agreement to which we are a party;

•   no default or event of default with respect to the debt securities shall have occurred and be continuing on the date of deposit or during the period ending 90 days after such date; and

•   the delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

If we elect, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

 “Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•   direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•   obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you decide whether to purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•   the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•   the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than class A common stock, with which the warrants are issued;

•   the procedures and conditions relating to the exercise of the warrants;

•   the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•   the offering price, if any, of the warrants;

•   the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•   if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•   whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•   call provisions, if any, of the warrants;

•   antidilution provisions, if any, of the warrants; and

•   any other material terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•   to cure any ambiguity;

•   to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

•   to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•   in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or

•   in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered hereby in one or more of the following ways from time to time:

•   through agents;

•   through underwriters or dealers;

•   in short or long transactions;

•   in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•   directly to investors; or

•   through a combination of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•   the name or names of any agents, underwriters or dealers;

•   the purchase price of the securities being offered and the proceeds we will receive from the sale;

•   any over-allotment options under which underwriters may purchase additional securities from us;

•   any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•   the public offering price;

•   any discounts or concessions allowed or reallowed or paid to dealers; and

•   any securities exchanges on which such securities may be listed.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of stock. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell our securities for which they have been appointed an agent on a continuing basis.

If we use underwriters for a sale of our securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase our securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in an applicable prospectus supplement the name of the underwriter and the nature of any such relationship.

If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Stabilization Activities

In connection with an offering through underwriters, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also effect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.

Any underwriters who are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M. Passive market makers must comply with applicable volume, price and other limitations of Rule 103.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Trading Markets and Listing of Securities

Unless otherwise specified in an applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our class A common stock, which is listed on The Nasdaq Global Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

EXPERTS

The financial statements of SunPower Corporation as of December 31, 2004 and 2005 and for the year ended December 31, 2003, the period from January 1, 2004 to November 8, 2004, the period from November 9, 2004 to December 31, 2004 and the year ended December 31, 2005 incorporated in this prospectus by reference to SunPower’s annual report on Form 10-K for the fiscal year ended December 31, 2005 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of PowerLight Corporation appearing in SunPower Corporation’s current report on Form 8-K/A dated January 25, 2007 included therein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise indicated in an applicable supplement to this prospectus, the validity of the securities will be passed upon for us by Jones Day, Palo Alto, California and for any underwriters or agents by counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or (202) 942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

Our SEC filings are also available on our website at www.sunpowercorp.com, although the information on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference information into this prospectus. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to SunPower Corporation, 3939 North First Street, San Jose, California 95134, Attention: Corporate Secretary. In addition, you may obtain copies of this information by sending an e-mail to publicrelations@sunpowercorp.com or by calling (408) 240-5588. This prospectus incorporates by reference the following documents:

•   Our annual report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 24, 2006;

•   Our quarterly report on Form 10-Q for the quarter ended April 2, 2006 filed on May 16, 2006;

•   Our quarterly report on Form 10-Q for the quarter ended July 2, 2006 filed on August 16, 2006;

•   Our quarterly report on Form 10-Q for the quarter ended October 1, 2006 filed on November 13, 2006;

•   Our current reports on Form 8-K filed on March 14, 2006, March 24, 2006 (both of the current reports on Form 8-K filed on this day), May 1, 2006 (only the information reported under Item 1.01 is incorporated herein by reference), July 10, 2006 (only the information reported under Item 1.01 is incorporated herein by reference), July 17, 2006, October 18, 2006 (only the information reported under Item 1.01 is incorporated herein by reference), November 16, 2006 (as amended by filings on November 20, 2006 and November 22, 2006), December 22, 2006 and January 17, 2007 (both of the current reports on Form 8-K filed on this day, although with respect to the current report on Form 8-K relating to (i) the entry into a material definitive agreement with JingAo Solar Company, Ltd., only the information reported under Item 1.01 thereof is incorporated herein by reference and (ii) the completion of the Merger, also including the amendment thereto filed on January 25, 2007); and

•   the description of the class A common stock included in the Form 8-A filed on October 31, 2005, and any amendment or report we may file with the SEC for the purpose of updating such description.

We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus until the offering of the particular securities covered by an applicable prospectus supplement has been completed, other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules.

This additional information is a part of this prospectus from the date of filing of those documents.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference